                                                                    EXHIBIT 99.3

                                                            Receivables Purchase

                                                                       Agreement

                                               Tech Pacific Holdings Pty Limited

                                     Waratah Receivables Corporation Pty Limited

                                                     Westpac Banking Corporation

Receivables Purchase Agreement

TABLE OF CONTENTS

1.    INTERPRETATION                                                                                1
      1.1         Definitions                                                                       1
      1.2         Interpretation                                                                   25

2.    RPA COMMITMENT                                                                               26
      2.1         Sale notices                                                                     26
      2.2         Limit                                                                            28
      2.3         Further Instalments                                                              28
      2.4         Security Interest                                                                29
      2.5         Registration on PPSR                                                             29
      2.6         PPSA Provisions                                                                  30
      2.7         Extension                                                                        30
      2.8         Voluntary termination of RPA Commitment or reduction of Purchase Limit           30
      2.9         Liquidity availability                                                           31
      2.10        Seller obligations upon RPA Termination                                          31
      2.11        Commercial Paper Notes                                                           31
      2.12        Appointment of Seller's Agent                                                    31

3.    COLLECTION                                                                                   32
      3.1         Collection of Receivables                                                        32
      3.2         Deemed Collections                                                               32
      3.3         Return of Distribution                                                           34
      3.4         Interpretation                                                                   34

4.    SETTLEMENT PROCEDURES                                                                        34
      4.1         Settlement Procedures for all Collections                                        34
      4.2         Discharge and Reserves                                                           35
      4.3         Adjustments to Reserves                                                          36
      4.4         Payments and Computations, etc.                                                  36
      4.5         Additional payments                                                              36
      4.6         Reimbursement                                                                    37
      4.7         Treatment of Collections                                                         37
      4.8         Settlement arrangements                                                          37
      4.9         Circumstances where clauses 3 and 4 become inoperative                           37

5.    FEES                                                                                         38
      5.1         Arranger Fee                                                                     38
      5.2         Changes in law                                                                   38
      5.3         Program Costs                                                                    38
      5.4         Prepayment Amount                                                                38

6.    CONDITIONS PRECEDENT TO PURCHASES                                                            38
      6.1         Conditions precedent to initial Purchase                                         38
      6.2         Further conditions precedent                                                     39

7.    REPRESENTATIONS AND WARRANTIES                                                               40
      7.1         Representations and warranties                                                   40

                                                                        Page (i)

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Receivables Purchase Agreement

      7.2         General representations and warranties                                           44
      7.3         Reliance on representations and warranties                                       44

8.    UNDERTAKINGS                                                                                 45
      8.1         General undertakings                                                             45
      8.2         Undertaking by the Agent                                                         50

9.    ADMINISTRATION, SERVICING, COLLECTION AND BACK-UP SERVICING                                  51
      9.1         Appointment                                                                      51
      9.2         Duties of the Servicer                                                           51
      9.3         Replacement of the Servicer                                                      52
      9.4         Remuneration of Successor Servicer                                               52
      9.5         Rights of the Agent                                                              52
      9.6         Responsibilities of the Seller                                                   53
      9.7         Further action evidencing purchase                                               53
      9.8         Application of Collections                                                       54
      9.9         Stand-by Servicer                                                                54
      9.10        Indemnities by the Company                                                       55

10.   EARLY AMORTISATION EVENTS; SERVICER TRANSFER EVENTS; TERMINATION;
      EVENTS OF REVIEW                                                                             56
      10.1        Early Amortisation Events                                                        56
      10.2        Remedies                                                                         57
      10.3        Other consequences                                                               58
      10.4        Event of Review                                                                  58
      10.5        Collection Account Letter                                                        58
      10.6        Trade Credit Insurance Policies                                                  58

11.   INDEMNIFICATION                                                                              58
      11.1        General indemnity                                                                58

12.   POWER OF ATTORNEY                                                                            60
      12.1        Seller Appointment                                                               60
      12.2        Australian Approved Originator Appointments                                      60
      12.3        NZ Approved Originator Appointments                                              60

13.   THE AGENT                                                                                    61
      13.1        Authorisation and action                                                         61
      13.2        Agent's reliance etc.                                                            61
      13.3        Agent and Associates                                                             62

14.   ASSIGNMENT OF PURCHASED RECEIVABLES                                                          62
      14.1        Restrictions on assignments                                                      62
      14.2        Rights of Assignee                                                               63
      14.3        Rights of the Security Agent                                                     63

15.   LIMITED RECOURSE                                                                             63
      15.1        Limit and release                                                                63
      15.2        Unrestricted remedies                                                            63
      15.3        Restricted remedies                                                              64
      15.4        Survival                                                                         64

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Receivables Purchase Agreement

16.   INTEREST ON OVERDUE AMOUNTS                                                                  64
      16.1        Accrual                                                                          64
      16.2        Payment                                                                          64

17.   MISCELLANEOUS                                                                                64
      17.1        Notices                                                                          64
      17.2        Severability clause                                                              65
      17.3        Amendments                                                                       65
      17.4        Governing Law and jurisdiction                                                   65
      17.5        Survival of representations and indemnities                                      65
      17.6        No bankruptcy petition against the Company                                       65
      17.7        Set-off                                                                          66
      17.8        Costs and expenses                                                               66
      17.9        Waivers; remedies cumulative                                                     67

18.   CONFIDENTIALITY                                                                              67
      18.1        Confidentiality                                                                  67
      18.2        Counterparts                                                                     69

19.   GST                                                                                          69
      19.1        Interpretation                                                                   69
      19.2        Consideration is GST exclusive                                                   69
      19.3        Gross up of consideration                                                        69
      19.4        Reimbursements (net down)                                                        70

20.   PRIVACY                                                                                      70

21.   CODE OF BANKING PRACTICE (2003)                                                              70

ANNEXURE A - PART 1
      [Intentionally omitted]

ANNEXURE A - PART 2
      [Intentionally omitted]

ANNEXURE A - PART 3
      [Intentionally omitted]

ANNEXURE B
      [Intentionally omitted]

ANNEXURE C
      [Intentionally omitted]

ANNEXURE D
      [Intentionally omitted]

ANNEXURE E
      [Intentionally omitted]

ANNEXURE F - AUSTRALIA
      [Intentionally omitted]

ANNEXURE G - NEW ZEALAND
      [Intentionally omitted]

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Receivables Purchase Agreement



ANNEXURE H - AUSTRALIA
      [Intentionally omitted]

ANNEXURE I - NEW ZEALAND
      [Intentionally omitted]

ANNEXURE J
      [Intentionally omitted]

ANNEXURE K
      [Intentionally omitted]


                                                                       Page (iv)

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Receivables Purchase Agreement

DATE

PARTIES

      1. TECH PACIFIC HOLDINGS PTY LIMITED (ABN 49 002 956 096) incorporated under the laws of Australia of 66 Dunning Avenue, Rosebery NSW 2018 (the SELLER, the SERVICER and the SELLER'S AGENT)

      2. WARATAH RECEIVABLES CORPORATION PTY LIMITED (ABN 82 061 389 277) incorporated under the laws of Australia of Level 17, Chifley Tower, 2 Chifley Square, Sydney, New South Wales (the COMPANY)

      3. WESTPAC BANKING CORPORATION (ABN 33 007 457 141) incorporated under the laws of Australia of 60 Martin Place, Sydney, in its capacity as agent for the Company (the AGENT) and in its capacity as back-up servicer (the BACK-UP SERVICER) and in its corporate capacity (WESTPAC)

RECITALS

      A The Seller has, and expects to have, Receivables which the Seller may wish to sell. All of the Receivables will be acquired by the Seller from Approved Originators.

      B The parties have entered into this agreement to set out the terms which will apply if the Seller makes an offer to the Company to sell, and the Company agrees to purchase, such Receivables from the Seller from time to time during the term of a Future Agreement.

      C Westpac has been requested, and is willing, to act as the Agent and the Back-Up Servicer.

IT IS AGREED as follows.

1.    INTERPRETATION

1.1   DEFINITIONS

      The following definitions apply unless the context requires otherwise.

      ACCOUNTS means profit and loss accounts, balance sheets and cashflow statements together with any statements, reports (including any directors' and auditors' reports) and notes attached to or intended to be read with any of them.

      ACCOUNTS RECEIVABLE TRIAL BALANCE means the accounts receivable trial balance, in either computer disk or hard copy computer printout form, summarising debit and credit entries and the Original Balances for Receivables as at the Determination Date, containing a list of Obligors and the Original Balances of the Receivables due to each Approved Originator as at that date in a form acceptable to the Agent acting reasonably.

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Receivables Purchase Agreement

      ACCRUED INTERIM COST means, for any Remittance Date, the aggregate of any Accrued Interest Cost and Retention Amount that has not been paid on any preceding Remittance Dates as a result of there being insufficient Collections.

      ACCRUED INTEREST COST means, for any Remittance Date, an amount equal to the sum of the product of the following amounts calculated for each day during the Yield Period ending on that Remittance Date:

      (a)   the aggregate of:

            (i) the Program Outstandings on that day whether or not any Commercial Paper Notes relating to those Program Outstandings mature on that day; and

            (ii)  Accrued Interim Cost;

      (b)   the Company Rate for that day; and

      (c)   1/365.

      ACCRUED LIQUIDITY COST means for any Remittance Date, the aggregate interest accrued on all Liquidity Loans and Credit Advances outstanding at any time during the Yield Period ending on that Remittance Date which has accrued from the first day through the last day of that Yield Period (whether or not such Liquidity Loan or Credit Advance matures during that Yield Period) at:

      (a)   the Bank Bill Rate for such Liquidity Loan; or

      (b) if an Early Amortisation Event pursuant to clause 10.1(a) is subsisting, the Alternate Base Rate; or

      (c) in the case of any Purchased Receivables where the related Commercial Paper Notes were issued by Sydney Corp and purchased by Westpac as underwriter because there were unsold Commercial Paper Notes due to a market disturbance in the United States commercial paper market, the rate per annum determined for such Purchased Receivables under paragraph (b) of this definition. The Agent undertakes to the Seller that any drawing of the underwriting facility will be repaid on the next Business Day, by a drawing on the Liquidity Facility Agreement.

      ADJUSTED DILUTION RATIO means, on any date, the ratio (expressed as a decimal) calculated as of the most recent Determination Date by dividing the sum of the Dilution Ratios at each of the 12 consecutive Determination Dates ending with such Determination Date by 12.

      ALTERNATE BASE RATE means 2.0% plus the Bank Bill Rate for consecutive periods of one month, (expressed as a rate per annum).

      APPROVED ORIGINATOR means an Australian Approved Originator or a NZ Approved Originator.

      APPROVED ORIGINATOR SALE NOTICE means, in respect of:

      (a) an Australian Approved Originator, a notice substantially in the form of Annexure A Part 2 (or such other form as the Seller and that Australian Approved Originator may agree); and

      (b) an NZ Approved Originator, a notice substantially in the form of Annexure A Part 3 (or such other form as the Seller and that NZ Approved Originator may agree),

      under which that Australian Approved Originator or NZ Approved Originator offers to sell Receivables originated by it to the Seller.

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Receivables Purchase Agreement

      APRA means the Australian Prudential Regulation Authority.

      ASSOCIATE in relation to an entity means:

      (a)   a Related Corporation of that entity;

      (b) an entity, or the trustee or manager of a trust, which has a Controlling Interest in that entity, or a Related Corporation of that entity;

      (c)   a Related Corporation of an entity included in paragraph (b) or (e);

      (d)   a director of that entity or an entity included in paragraph (a) or
            (c);

      (e) a corporation, or the trustee or manager of a trust, in which one or more entity or person mentioned in paragraph (a), (b), (c), (d),
            (e), (f) or (g) alone or together has a Controlling Interest;

      (f) the trustee of a discretionary trust of which an entity or person included in paragraph (a), (b), (c), (d) (e) or (g) is a beneficiary (whether or not through one or more other discretionary trusts); or

      (g) an entity of which a director of that entity or a Related Corporation of that entity is also a director.

            For the purposes of this definition:

            (i) where a person is a beneficiary of a discretionary trust, that person shall be taken to own, and control, all the assets of that trust;

            (ii)  DIRECTOR has the meaning given in the Corporations Act 2001;
                  and

            (iii) a person has a CONTROLLING INTEREST in a corporation or trust if:

                  (A) the corporation or its directors, or the trustee or manager of the trust or its directors, are accustomed, or under an obligation, whether formal or informal, to act in accordance with the directions, instructions or wishes of that person or of that person in concert with others; or

                  (B) the person has a relevant interest (as defined in the Corporations Act 2001) in aggregate in more than 20% of the issued or voting shares, units or other interests in the corporation or trust (in number, voting power or value), or would have that relevant interest if any rights were exercised to subscribe for, or acquire or convert into, shares, units or other interests which are issued or unissued. The definition of relevant interest applies as if units or other interests were shares.

      AUSTRALIAN APPROVED ORIGINATOR means Tech Pacific Australia Pty Limited (ABN 37 000 628 400) or any other Australian incorporated Subsidiary of the Seller that the Agent approves of as an Australian Approved Originator from time to time.

      AUSTRALIAN COLLECTION ACCOUNT means the account in the name of Tech Pacific Australia Pty Ltd BSB number 032035, account number 146989 at Mascot, New South Wales or such other account approved by the Agent.

      AUSTRALIAN RECEIVABLE means a Receivable originated by the Seller or an Australian Approved Originator in Australia.

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Receivables Purchase Agreement

      AUTHORISATION means:

      (a) any consent, authorisation, registration, filing, lodgement, agreement, notarisation, certificate, permission, licence, approval, authority or exemption from, by or with a Governmental Agency; or

      (b) in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

      AUTHORISED OFFICER means:

      (a) in respect of the Company, the Seller, the Servicer or an Approved Originator, any director or secretary, or any person from time to time nominated as an Authorised Officer by the Company, the Seller, the Servicer or an Approved Originator, as the case may be, by a notice to the relevant party accompanied by certified copies of signatures of all new persons so appointed; and

      (b) in respect of the Agent or the Back-up Servicer, any person whose title or acting title includes the word DIRECTOR , MANAGER or ASSOCIATE or cognate expressions, or any secretary or director, or any person from time to time nominated as an Authorised Officer by that party by a notice to the relevant party accompanied by certified copies of all signatures of all new persons so appointed.

      BANK BILL RATE for a period means:

      (a) the average bid rate displayed at or about 10.15am (Sydney time) on the first day of that period on the Reuters screen BBSWAV page for a term equal or closest to (within 5 days) that period; or

      (b) if for any reason that rate is not displayed for a term equal or closest to (within 5 days) that period, then the Bank Bill Rate will be the rate calculated by the Agent at or about 10.15am (Sydney time) on the first day of the period to be the Agent's estimate in good faith of the rate calculated on a linear interpolation or extrapolation basis using the two rates displayed at or about 10.15am (Sydney time) on the first day of that period on the Reuters screen BBSWAV page having a term closest to that period; or

      (c) if the basis on which that rate is displayed is changed and in the reasonable opinion of the Agent it ceases to reflect the cost of funding of the Company to the same extent as at the date of this agreement solely due to the change, then the Bank Bill Rate will be the rate calculated by the Agent as the Company's cost of funds for a term equal or closest to (within 5 days) the period in consultation with the Seller to be the average of the buying rates quoted to the Agent on the first day of the period by 3 large Australian banks selected by the Agent (as relevant); or

      (d) if the Bank Bill Rate cannot be determined under paragraphs (a), (b) or (c), the rate will be the rate determined by the Agent to be the Company's cost of funds for a term equal or closest to (within 5 days) the period in consultation with the Seller.

      BILL has the same meaning as in the Bills of Exchange Act 1909 (Cwlth).

                                                                          Page 4

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Receivables Purchase Agreement

      BUSINESS DAY means any day other than a Saturday or Sunday or a day when banks are authorised or required by law to close in Sydney or, where the place where the act matter or thing to be done or occur on a Business Day is New York or Auckland, in New York or Auckland (as the case may be).

      CARRYING COSTS means, for any Remittance Date, the sum of:

      (a) the Dollar amount for that Remittance Date of the Accrued Interest Cost and the Accrued Liquidity Cost; and

      (b)   any Retention Amount and any Program Costs for that Remittance Date.

      CHARGEE means any person, other than the Company, to whom the Seller or any Approved Originator has granted a Security Interest.

      CHARGE-OFF RECEIVABLE means a Purchased Receivable (other than any Overdue Receivable or Receivable Ineligible for Funding):

      (a) as to which an Insolvency Event has occurred and is subsisting with respect to the Obligor; or

      (b) which the Seller, or if the Seller is not the Servicer, the Servicer, has taken all reasonable steps to collect and enforce, and has concluded in accordance with its usual practice is not reasonably recoverable and has been written off in accordance with the Credit and Collection Policy.

      COLES means Coles Myer Limited ACN 004 089 936 and its Subsidiaries.

      COLLECTION ACCOUNT means the Australian Collection Account and the NZ Collection Account.

      COLLECTION ACCOUNT LETTER means a letter from the Seller (or its Associate) to the Company, the Agent and Westpac in its various capacities, in relation to the operation of the relevant Collection Account.

      COLLECTION PERIOD means, in respect of a Remittance Date:

      (a) the calendar month ending on (and including) the last day of the calendar month immediately before that Remittance Date; or

      (b) if an Early Amortisation Event has occurred and is subsisting, a period selected by the Agent, notice of which is given to the Servicer.

      COLLECTIONS means, with respect to any Purchased Receivable, all funds which after the date of a Future Agreement either are:

      (a) received by the Seller or the Servicer from or on behalf of the related Obligors in payment of any amounts owed in respect of such Purchased Receivable or applied to such amounts owed by such Obligors (including, without limitation, by set off, counterclaim, netting or any similar right or defence);

      (b) any amount deemed to be received by the Seller or Servicer under clause 3.2, or any amount paid to the Company under clause 11 which is not in respect of any penalty, fine, Tax or obligation of any Indemnified Party to any other person; or

      (c)   any amounts paid under an Insurance Policy.

      COMMERCIAL PAPER NOTES means the short-term promissory notes issued by Sydney Corp or Waratah Securities the proceeds of which are to be on-lent under the relevant SPV Loan Agreement to the

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Receivables Purchase Agreement

      Company to enable the Company to fund its acquisition of or maintenance of its interest in any Purchased Receivables.

      COMMITMENT TERMINATION DATE means the earlier to occur of:

      (a)   the Scheduled Commitment Termination Date; and

      (b) the date of termination of the RPA Commitment under clause 2.8, 10.2 or 10.4(b).

      COMPANY RATE for any day within a Yield Period for the Purchased Receivables means in the case of any Purchased Receivables, a rate per centum per annum for each Yield Period calculated by:

      (a)   determining the Program Outstandings;

      (b) determining the Dollar amount required by the Company to repay to Sydney Corp or Waratah Securities (as the case may be) an amount equal to the minimum aggregate face amount of the Commercial Paper Notes issued to fund the relevant Program Outstandings and outstanding on that day (the Dollar equivalent amount being calculated in the case of Commercial Paper Notes issued by Sydney Corp at the forward exchange rate as achieved by the Company and the Agent on the day the relevant Commercial Paper Notes are issued by the Company to exchange Dollars into US dollars equal to the aggregate face amount of such Commercial Paper Notes);

      (c) dividing the excess of the amount determined under paragraph (b) over the amount determined under paragraph (a) by the amount determined under paragraph (a); and

      (d) multiplying the amount calculated in paragraph (c) by 36,500 and dividing that amount by the number of days in such Yield Period,

      however, on any day when any Early Amortisation Event pursuant to clause 10.1(a) has occurred and is subsisting (the RELEVANT DAY), the Company Rate in relation to any Accrued Interest Costs that have not been paid within (2) two Business Days of becoming due under this agreement shall mean a rate per annum equal to the greater of the Company Rate applying on the day prior to the occurrence of that Early Amortisation Event and the Alternate Base Rate on the Relevant Day.

      COMPANY'S INVESTMENT means:

      (a) subject to paragraphs (b) and (c), at any time an amount equal to the sum of all payments of Instalments and Further Instalments less the sum of all reductions in the Company's Investment under clause 4.1(c)(iv).

      (b)   The Company's Investment shall not be reduced by any distribution of
            Collections:

            (i) until that distribution is received by the Company in immediately available funds or (to avoid double counting where Collections are applied towards meeting an Instalment) has been applied in accordance with clause 4.8 in satisfaction of the Instalment; or

            (ii) if at any time that distribution is rescinded or must otherwise be returned for any reason.

      (c) On any Purchase Date, the Company's Investment shall include (without double counting) any Instalment to be made by the Company under a Sale Notice offered to and accepted by the Company with respect to that Purchase Date.

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Receivables Purchase Agreement

      COMPUTER DISK means a computer disk or email confirmation that contains a summary or list of Purchased Receivables (including all Eligible Receivables (if any) that have been originated since the last Purchase Date to the extent they have not been included in a Computer Disk that has previously been given by the Seller to the Company).

      CONCENTRATION LIQUIDITY FACILITY AGREEMENT means the agreement so called between the Company, as borrower, Westpac as Servicing Agent for the Company and as Liquidity Agent, and the Liquidity Participants entered into in connection with this agreement.

      CONCENTRATION LIMIT means in relation to:

      (a)   [Intentionally omitted]

      (b)   [Intentionally omitted]

      (c)   [Intentionally omitted]

      (d)   [Intentionally omitted]

      (e) the amount that the Agent specifies (from time to time) at request of the Seller in respect of any other company that the Agent specifies as a Concentration Obligor from time to time;

      (f) in respect of any other Obligor at any time, or for any Obligor referred to in paragraphs (a) - (e) once it is no longer a Concentration Obligor, 2.0% of the Company's Investment at that time.

      CONCENTRATION OBLIGOR means:

      (a)   Coles;

      (b)   Corporate Express;

      (c)   Harvey Norman;

      (d)   Woolworths; and

      (e) any other company that the Agent specifies as a Concentration Obligor from time to time.

      CONCENTRATION RESERVE means the aggregate of the amounts by which the Outstanding Balance of each Obligor's Purchased Receivables exceeds the Concentration Limit for that Obligor.

      CONCENTRATION TERM means the period of one year from the date the first Sale Notice (if any) is accepted by the Company, as extended under the Concentration Liquidity Facility Agreement and clause 2.7(b), but in any event expiring when the Concentration Liquidity Facility Agreement is terminated in accordance with its terms.

      CONSUMER CREDIT LEGISLATION means any legislation relating to consumer credit including:

      (a)   the Credit Act of any Australian state or territory;

      (b)   the Consumer Credit (Queensland) Act 1994;

      (c)   the Credit Contracts Act 1981 (NZ);

      (d)   Parts 2 and 3 of the Credit Contracts and Consumer Finance Act 2003
            (NZ); and

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Receivables Purchase Agreement

      (e) any other equivalent legislation of any Australian state or territory or New Zealand.

      CONTRACT means a contract (which need not be in writing) between the Seller or an Approved Originator and any person under which the Seller or the relevant Approved Originator sells goods to that person, and that person is given a certain period of time in which to pay the relevant purchase price, in a form or on terms acceptable to the Agent acting reasonably, which gives rise to a Receivable.

      CORPORATE EXPRESS means Corporate Express Australia Limited ABN 94 000 728 398 and its Subsidiaries.

      CREDIT ADVANCE means a loan to the Company under the Enhancement Agreement to the extent that loan relates to the funding by the Company of any Purchased Receivables and has not been repaid to the Enhancement Bank in accordance with the Enhancement Agreement.

      CREDIT AND COLLECTION POLICY means those policies and procedures of each Approved Originator relating to the operation of its business, including, without limitation, the policies and procedures:

      (a) for determining the creditworthiness of customers and the extension of credit to customers;

      (b) relating to the maintenance of accounts and collection of Receivables; and

      (c)   relating to the writing off of bad debts,

      in the form of the documents initialled by the Agent and the Seller by way of identification (as amended from time to time as reasonably required in the ordinary course of business or otherwise with the prior approval of the Agent, such approval not to be unreasonably withheld or delayed), as set out in Annexure J.

      CREDIT RESERVE means, at any date, the amount calculated as follows.

            CR = CRP x PR

            where

            CR means the Credit Reserve at that date

            CRP means the Credit Reserve Percentage at that date.

            PR means the Outstanding Balance of all performing Purchased Receivables which are referable to Non-Concentration Obligors calculated as follows:

            (a)   the Outstanding Balance of all Purchased Receivables less;

            (b)   the aggregate of:

                  (i)   the Outstanding Balance of all Overdue Receivables;

                  (ii) the Outstanding Balance of all Receivables Ineligible for Funding:

                  (iii) the Outstanding Balance of all Charge-Off Receivables;
                        and

                  (iv) the Outstanding Balance of all Purchased Receivables which are referable to Concentration Obligors.

      CREDIT RESERVE PERCENTAGE means, on any date, the percentage rate calculated as the greater of:

      (a) the Loss Ratio as at that date multiplied by the Loss Horizon Ratio as at that date multiplied by the Rating Multiple at that date; and

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Receivables Purchase Agreement

      (b)   5.0%.

      CURRENT RECEIVABLE means any Purchased Receivable other than an Overdue Receivable, Receivable Ineligible for Funding or Charge-Off Receivable.

      DEED OF RELEASE means any Deed of Release and Consent dated on or around the date of this agreement which irrevocably releases and discharges from any Security Interest all of the Receivables originated by an Approved Originator and Collections.

      DEFAULT RATIO means, as at the last day of any calendar month, a percentage calculated as follows:

                  COR
            DR = -----
                  CR

            where

            DR means the Default Ratio at that date.

            COR means the Outstanding Balance of all Purchased Receivables which have become Charge-Off Receivables during that month.

            CR means the Outstanding Balance of all Current Receivables originated within the six-month period immediately preceding that month.

      DEFINITIONS SCHEDULE has the meaning given in the Liquidity Facility Agreement.

      DETERMINATION DATE means the 15th day of each calendar month.

      DETERMINATION DATE STATEMENT means the statement prepared by the Servicer with respect to each Determination Date pursuant to clause 6.2(b)(i) substantially in the form of the example set out as Annexure D or in such other form as the Agent and the Seller may agree from time to time.

      DILUTION means the amount of any reduction in the Original Balance of a Receivable other than due to payment by an Obligor in relation to that Purchased Receivable in accordance with the terms of the related Contract or upon the Purchased Receivable becoming a Charge-Off Receivable.

      DILUTION HORIZON means a period of 30 days.

      DILUTION HORIZON RATIO means, on any date, the ratio (expressed as a decimal) calculated as of the most recent Determination Date by dividing the aggregate sales (in Dollars) of the Seller and its Related Corporations during the Dilution Horizon ending on such Determination Date by the aggregate Outstanding Balance of all Purchased Receivables less the Outstanding Balance of all Overdue Receivables of the previous Collection Period.

      DILUTION PURCHASED RECEIVABLE AMOUNT means, in respect of any Collection Period, the aggregate amount of Dilutions made in respect of Purchased Receivables during that Collection Period.

      DILUTION RATIO means, on any date, the ratio (expressed as a decimal) calculated as of the most recent Determination Date by dividing the aggregate of all Dilutions for the Collection Period immediately preceding such Determination Date (the LATEST COLLECTION PERIOD) by the aggregate Dollar amount of sales of the Approved Originators during the Collection Period immediately preceding the Latest Collection Period.

      DILUTION RESERVE means, on any date, the amount calculated in accordance with the following formula:

            DR = (DRP x PR) + (DRP x PRCO) +PMSI

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Receivables Purchase Agreement

      where:

      DR means the Dilution Reserve as at that date.

      DRP means the Dilution Reserve Percentage in respect of Concentration Obligors or Non-Concentration Obligors (as the case may be) as at that date.

      PR means the Outstanding Balance of all performing Purchased Receivables which are referable to Non-Concentration Obligors, calculated as follows:

      (a)   the Outstanding Balance of all Purchased Receivables, less

      (b)   the aggregate of:

            (i)   the Outstanding Balance of all Overdue Receivables;

            (ii) the Outstanding Balance of all Receivables Ineligible for Funding;

            (iii) the Outstanding Balance of all Charge-Off Receivables; and

            (iv) the Outstanding Balance of all Purchased Receivables which are referable to Concentration Obligors.

      PRCO means the Outstanding Balance of all Purchased Receivables which are referable to Concentration Obligors.

      PMSI means the average value of trade credits due (as determined by the Servicer from time to time acting reasonably and notified to the Agent) to suppliers to the NZ Approved Originators which benefit from a Supplier's Security Interest.

      DILUTION RESERVE PERCENTAGE means, on any date:

      (a)   in respect of Non-Concentration Obligors, the product of:

            (i)   the sum of:

                  (A)   the Rating Multiple times the Adjusted Dilution Ratio;
                        and

                  (B)   the Dilution Volatility Component; and

            (ii)  the Dilution Horizon Ratio,

            expressed as a percentage; and

      (b)   in respect of Concentration Obligors:

            (i)   5.0% ; or

            (ii) the percentage notified to the Seller by the Agent in respect of any Concentration Obligors.

      DILUTION VOLATILITY COMPONENT means, on any date, the amount (expressed as a decimal) computed as of the most recent Determination Date equal to the product of:

      (a)   the difference between:

            (i) the highest three month rolling average Dilution Ratio occurring during the immediately preceding 12 months ending on such Determination Date; and

            (ii) the Adjusted Dilution Ratio as of such Determination Date, provided that if such difference is negative it shall be deemed to be zero, and

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Receivables Purchase Agreement

      (b) a fraction, the numerator of which is equal to the amount calculated pursuant to clause (a)(i) of this definition and the denominator of which is equal to the amount calculated pursuant to clause (a)(ii) of this definition.

      DISCOUNT RESERVE means, on any date, the amount specified as the Discount in the most recently delivered Sale Notice or Determination Date Statement. The Discount shall be an amount agreed between the Seller and the Agent (on behalf of the Company) to be an amount that relates to all Purchased Receivables. It shall be determined using the following formula.

            D = (SR + RR + PM) x (2 x DSO) x PB
                                 ---------
                                      365

            where

            D means the Discount at that date

            SR means the Servicer Rate as at that date

            RR means the greater of:

            (a) the cost (expressed as a rate per cent per annum), estimated by the Agent, of issuing Commercial Paper to fund the Purchased Receivables for a period equal to the Settlement Period following that date; and

            (b) the interest rate applicable to each relevant Liquidity Loan for a period equal to the Settlement Period immediately following that date, being the Bank Bill Rate as at the commencement of that Settlement Period.

            PM means the Program Margin expressed as a percentage per annum

            DSO means the number which is the greater of the DSO and the weighted average tenor of Yield Periods, as at that date

            PB means the Purchase Base for the Settlement Period immediately following that date.

      DOLLARS means the lawful currency of the Commonwealth of Australia from time to time.

      DSO means days sales outstanding at that date and is calculated using the following formula:

      [(Opening AR + Closing AR) / 2] x (30 / Sales)

      where

      Opening AR means the opening balance of the Accounts Receivable Trial Balance of the first day of the relevant Collection Period.

      Closing AR means the closing balance of the Accounts Receivable Trial Balance of the last day of the relevant Collection Period used to calculate the Opening AR.

      Sales means the aggregate sales (in Dollars) of the Approved Originators in the relevant Collection Period used to calculate the Opening AR and Closing AR.

      EARLY AMORTISATION EVENT means each of the events referred to in clause
      10.1 except that, so far as any such event relates to the Servicer, it will only be an Early Amortisation Event if the Servicer is the Seller or an Associate of the Seller.

      ELIGIBLE INSURER means an insurance company regulated by the Australian Prudential Regulatory Authority, which is either:

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Receivables Purchase Agreement

      (a)   rated at least A- by S&P; or

      (b) a wholly owned subsidiary of an insurer rated at least A- and approved by the Agent.

      ELIGIBLE RECEIVABLE means, on the date of any determination under this agreement which involves, or requires a calculation of, an ELIGIBLE RECEIVABLE a Receivable:

      (a)   in relation to which:

            (i) the Seller was the first and only creditor of the Obligor under the relevant Contract and where that Contract was entered into by the Seller in the ordinary course of its business; or

            (ii) an Approved Originator was the first creditor of the Obligor under the relevant Contract, the Contract was entered into by the Approved Originator in the ordinary course of its business, and that Approved Originator and the Seller have been the only creditors of the Obligor under that Contract.

      (b) the Obligor of which is not an Associate or employee of the Seller or any Approved Originator;

      (c)   which is not a Charge-Off Receivable;

      (d) with regard to which the warranty of the Seller in each of clause 7.1(r) and (s) is true and correct;

      (e) the sale of an equitable interest in which does not contravene or conflict with any law;

      (f) the Obligor of which has established a satisfactory payment history with the Seller or an Approved Originator for a period of no less than 1 month;

      (g)   where the Obligor (if a natural person) is at least 18 years old;

      (h)   which is:

            (i) in the case of an Australian Receivable, a Receivable denominated and payable only in Dollars in Australia; or

            (ii) in the case of a NZ Receivable, a Receivable in respect of which the Obligor is located in New Zealand or has its place of business, or its principal place of business (if the Obligor has more than one place of business) in New Zealand, and the Receivable is denominated and payable only in NZ Dollars in New Zealand;

      (i) is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of that Receivable enforceable against that Obligor in accordance with its terms and is not subject to any dispute, offset, counterclaim or defence whatsoever (except the discharge in insolvency or bankruptcy of such Obligor);

      (j) which, together with the Contract, does not contravene any laws, rules or regulations and with respect to which no party to the Contract is in violation of any law, rule or regulation if that violation would impair the collectability of such Receivable;

      (k) which satisfies all applicable requirements of the relevant Credit and Collection Policy and any relevant Insurance Policy (provided it is acknowledged and agreed that in respect of Insurance Policies, the insured limit may be exceeded under and in accordance with the relevant Credit and Collection Policy and that Eligible Receivables may be originated

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Receivables Purchase Agreement

            without being subject to an Insurance Policy under and in accordance with the Credit and Collection Policy);

      (l) as to which at the time the relevant Contract was entered into and as at the proposed date of sale the Seller had not received any notice of an Insolvency Event in respect of the relevant Obligor;

      (m)   which is not subject to any Consumer Credit Legislation;

      (n) where each of the relevant Contracts is governed by the laws of an Australian jurisdiction or, in the case of a Receivable originated by an NZ Approved Originator, the laws of New Zealand;

      (o) where the relevant Contract, if required to be stamped, has been stamped with all applicable duty;

      (p) where the amount of any payment which the Obligor is required to make in respect of the Receivable may not pursuant to any contractual right of set off be reduced by, or by any income derived by the Obligor on, any moneys deposited by it with any person (including, without limitation, the Seller) or an Approved Originator;

      (q) which is specifically identifiable and able to be segregated if an Early Amortisation Event occurs; and

      (r) which is fully assignable and is not subject to dispute, offset or counterclaim at the time it is offered for sale.

      ENHANCEMENT AGREEMENT means the Enhancement Agreement, dated on or about the date 21 September 1994 between the Company and the Enhancement Bank.

      ENHANCEMENT BANK means Westpac, or any other bank from time to time that has an obligation (contingent or otherwise) to make advances under the Enhancement Agreement.

      EVENT OF REVIEW means a Review Event as so defined in clause 25 of the Subscription Agreement.

      EXCHANGE RATE on any date, in relation to an NZ Receivable or NZ Dollars means:

      (a) at any time prior to the occurrence of an Early Amortisation Event, the forward exchange rate quoted to the Seller and the Company by the Agent at that time as its market rate for converting NZ Dollars to Dollars, or vice versa (as the case may be) for payment on the next Remittance Date; and

      (b) at any time after the occurrence of an Early Amortisation Event, the forward foreign exchange rate under the Swap Agreement at that time as determined by the Agent for converting NZ Dollars to Dollars, or vice versa (as the case may be) for payment on the next Remittance Date.

      EXPIRY TIME means, in relation to a Sale Notice, 4.00 pm on the third Business Day after the day on which the Agent receives that Sale Notice.

      FEE LETTER means the letter to Guy Freeland dated 18 June 2004 from Ian Makovec, as amended thereafter by mutual agreement between the Seller and the Agent.

      FINANCIAL INDEBTEDNESS means any indebtedness, present or future, actual or contingent in respect of moneys borrowed or raised or any financial accommodation whatever. It includes indebtedness under or in respect of a negotiable or other financial instrument, Guarantee, interest, gold or

                                                                         Page 13

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Receivables Purchase Agreement

      currency exchange, hedge or arrangement of any kind, redeemable share, share the subject of a Guarantee, discounting arrangement, finance or capital lease, hire purchase, deferred purchase price (for more than 90 days) of an asset or service or an obligation to deliver goods or other property or provide services paid for in advance by a financier or in relation to another financing transaction.

      FURTHER INSTALMENT means any amount requested by the Seller in accordance with clause 2.3, or, as the context requires, withdrawn by the Seller pursuant to that request.

      FURTHER NOTICE means a notice in the form of Annexure C given under clause 2.3.

      FUTURE AGREEMENT means an agreement formed between the Seller and the Company if the Company accepts the offer made in a Sale Notice.

      FX RESERVE means, on any date, the amount specified as the FX Reserve in the most recently delivered Sale Notice or Determination Date Statement. The FX Reserve is an amount determined on the basis of the following formula:

              NZR
      FXR= (--------) x 10%
            ER x 1.1

      where:

      FXR means the FX Reserve at that date.

      NZR means the NZ Dollar equivalent of the Outstanding Balance of all NZ Receivables at that date.

      ER means the Exchange Rate to convert NZ Dollars to Dollars as advised by the Agent.

      GOVERNMENTAL AGENCY means any government or any governmental, semi-governmental or judicial entity or authority. It also includes any self-regulatory organisation established under statute or any stock exchange.

      GST LEGISLATION means the A New Tax System (Goods and Services Tax) Act 1999 or similar legislation and any related regulations.

      GUARANTEE means any guarantee, indemnity, letter of credit, legally binding letter of comfort or suretyship, or any other obligation or irrevocable offer (whatever called and of whatever nature):

      (a)   to pay or to purchase;

      (b) to provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets, rights or services, or otherwise) for the payment or discharge of;

      (c)   to indemnify against the consequences of default in the payment of;
            or

      (d)   to be responsible otherwise for,

      an obligation or indebtedness of another person, a dividend, distribution, capital or premium on shares, stock or other interests, or the insolvency or financial condition of another person.

      HARVEY NORMAN means Harvey Norman Holdings Limited ABN 54 003 237 545 and its Subsidiaries.

      INDEMNIFIED AMOUNTS means any and all damages, losses, claims, liabilities and related costs and expenses including legal costs and expenses on a full indemnity basis.

      INDEMNIFIED PARTY means:

                                                                         Page 14

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Receivables Purchase Agreement

      (a)   the Agent;

      (b)   the Company;

      (c)   Sydney Corp;

      (d)   Waratah Securities;

      (e) any of their respective, successors, transferees, participants and assigns; or

      (f) any officer, director, shareholder, controlling person, employee or agent of any of the above.

      INFORMATION has the meaning given in clause 18.

      INPUT TAX CREDIT has the meaning given to the term under the GST Legislation.

      INSOLVENCY EVENT means in respect of a person:

      (a)   (i)   an administrator of the person is appointed, or any step
                  is taken to appoint or with a view to appointing a statutory manager (including the making of any recommendation in that regard by the Securities Commission) under the Corporations
                  (Investigations and Management) Act 1989 (NZ);

            (ii) except for the purpose of a solvent reconstruction or amalgamation previously approved by the Agent:

                  (A) an application or an order is made, proceedings are commenced, a resolution is passed or proposed in a notice of meeting or an application to a court or other steps are taken for:

                        (1) the winding up, dissolution or administration of the person; or

                        (2) the person entering into an arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them;

                        other than frivolous or vexatious applications, proceedings, notices and steps or applications which have been dismissed within 14 days.

                  (B) the person ceases, suspends or threatens to cease or suspend the conduct of all or substantially all of its business or disposes of or threatens to dispose of substantially all of its assets; or

            (iii) the person is, or under applicable legislation is taken to be, insolvent (other than as the result of a failure to pay a debt or claim the subject of a good faith dispute) or stops or suspends or threatens to stop or suspend payment of all or a class of its debts;

      (b)   (i)   a receiver, receiver and manager, administrative
                  receiver or similar officer is appointed to;

            (ii)  a Security Interest is enforced over; or

            (iii) a distress, attachment or other execution is levied, or enforced or applied for over,

            all or any of the assets and undertaking of the person unless the relevant action is terminated within 7 days;

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Receivables Purchase Agreement

      (c) in the case of a party to this agreement, without the prior consent of the other parties to this agreement, the person:

            (i) reduces its capital (including a purchase of its shares but excluding a redemption of redeemable shares);

            (ii) passes a resolution to reduce its capital or to authorise it to purchase its shares or a resolution under section 254N or 260B of the Corporations Act 2001 or an equivalent provision, or calls a meeting to consider such a resolution; or

            (iii) applies to a court to call any such meeting or to sanction any such resolution or reduction;

      (d) anything analogous to anything referred to in paragraphs (a) to (c) inclusive, or having substantially similar effect, occurs with respect to the person under any overseas law or any law which commences or is amended after the date of this agreement.

      INSTALMENT means:

      (a) at any time in relation to an amount specified in a Sale Notice as an Instalment, that amount; and

      (b) otherwise, an amount actually paid by the Company upon its acceptance of an offer in a Sale Notice.

      INSURANCE POLICY means, in respect of a Contract, any trade credit insurance policy or other insurance policy relating to the Contract as provided by the Seller to the Agent and renewed on such terms as are required in the ordinary course of business and consistent with the provisions of the Credit and Collection Policy.

      LIQUIDITY FACILITY AGREEMENT means:

      (a)   the Non Concentration Liquidity Facility Agreement; or

      (b)   the Concentration Liquidity Facility Agreement.

      LIQUIDITY LOAN means a loan drawn under a Liquidity Facility Agreement.

      LIQUIDITY PARTICIPANT has the meaning given in a Liquidity Facility Agreement.

      LOSS HORIZON RATIO means, as at the last day of any calendar month, a percentage calculated as follows.

            LHR = CR
                  ---
                  AR

            where

            LHR means the Loss Horizon Ratio at that date

            CR means the aggregate of Sales (as used in the definition of, and in calculating, DSO) for that month and the previous five months.

            AR means the Net Pool Balance less the aggregate of:

            (a)   the Outstanding Balance of all Overdue Receivables;

            (b) the Outstanding Balance of all Receivables Ineligible for Funding; and

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Receivables Purchase Agreement

            (c)   the Outstanding Balance of all Charge-Off Receivables.

      LOSS RATIO means, at any date, the highest 3 month rolling average Default Ratio for any month during the 12 full calendar months preceding that date (and, where that date is the last day of the month, including that month), expressed as a percentage.

      MANDATE LETTER means the letter to Guy Freeland from Vinod Muthanna and Tim Smith dated 25 February 2004.

      MARKETABLE SECURITY has the meaning given to SECURITIES in the Corporations Act 2001, but also includes:

      (a) an undertaking referred to in the exceptions in paragraphs (a), (b) and (d) of the definition of debenture in the Corporations Act 2001;

      (b)   a unit or other interest in trust or partnership

      (c)   a negotiable instrument; and

      (d) a right or an option in respect of a Marketable Security, whether issued or unissued, including any of the above.

      MATERIAL ADVERSE EFFECT means, with respect to any event or circumstance, a material adverse effect on:

      (a) the ability of the Servicer or the Seller to perform its obligations under any Transaction Document;

      (b) the validity, enforceability or collectability of this agreement, a Future Agreement, 10% or more of the Purchased Receivables or any Contract relating to 10% or more of the Purchased Receivables; or

      (c) the status, existence, perfection or priority of the Company's interest in 10% or more of the Purchased Receivables.

      MOODY'S means Moody's Investor Services Inc. and its affiliates.

      NET POOL BALANCE means, at any time, an amount equal to the aggregate of the Outstanding Balance of all Purchased Receivables at that time.

      NON CONCENTRATION LIQUIDITY FACILITY AGREEMENT means the liquidity facility agreement dated on or about the date of this agreement between the Company, as borrower, Westpac as Servicing Agent for the Company and as Liquidity Agent, and the Liquidity Participants entered into in connection with this agreement.

      NON-CONCENTRATION OBLIGORS means Obligors who are not Concentration Obligors.

      NON-RECEIVABLES BANK ACCOUNT means a bank account owned and controlled by the Seller or an Approved Originator which is not a Collection Account.

      NZ APPROVED ORIGINATOR means Tech Pacific (N.Z.) Limited or any other New Zealand incorporated subsidiary of the Seller that the Agent approves of as an NZ Approved Originator from time to time.

      NZ COLLECTION ACCOUNT means the account in the name of Tech Pacific (N.Z.) Limited with Account Number [Intentionally omitted] or such other account approved by the Agent.

      NZ DOLLARS means the currency of New Zealand.

Receivables Purchase Agreement

      NZ ORIGINATOR POWER OF ATTORNEY means a power of attorney entered into by a NZ Approved Originator substantially in the form set out in Annexure G.

      NZ RECEIVABLE means a Receivable originated by an NZ Approved Originator excluding any right to payment of interest, finance or late payment charges payable by the relevant Obligor in respect of that Receivable.

      OBLIGOR means a person obligated to make payments in respect of a Receivable.

      ORIGINAL BALANCE means, at the time, a Purchased Receivable is offered for sale, the then unpaid amount payable (whether actually or contingently) under that Receivable.

      ORIGINATOR GUARANTEE means a Guarantee by the Approved Originators of the obligations of the Seller and the Servicer under this agreement.

      OUTSTANDING BALANCE means, at any time, in relation to:

      (a) any Purchased Receivable, the amount then owing and unpaid (whether or not then due and payable) under the Purchased Receivable;

      (b) any NZ Receivable, the amount then owing and unpaid (whether or not then due and payable) under the Purchased Receivable converted into Dollars at the applicable Exchange Rate at that time; and

      (c) any Receivable Ineligible for Funding, the amount recorded in the Accounts Receivable Trial Balance in respect of that Receivable Ineligible for Funding.

      OVERDUE RECEIVABLE means a Purchased Receivable (other than any Receivable Ineligible for Funding or Charge-Off Receivable) that remains unpaid for more than 60 days past the due date for payment of that Purchased Receivable.

      PERMITTED SECURITY INTEREST means any Security Interest created in favour of the Seller or the Company by virtue of either:

      (a) the transfer of NZ Receivables by the NZ Approved Originator to the Seller; or

      (b)   the transfer of NZ Receivables by the Seller to the Company.

      PERSONAL INFORMATION means any personal information in relation to an Obligor as that term is defined in the Privacy Act 1988 that is provided to the Company or the Agent.

      POOL OF RECEIVABLES means all of the Receivables referred to in any one Sale Notice or Further Notice.

      POTENTIAL EARLY AMORTISATION EVENT means any event which, with the giving of notice or lapse of time, or both, would become an Early Amortisation Event.

      PPSA means the Personal Property Securities Act 1999 (NZ).

      PPSR means the Personal Property Securities Register established by the PPSA.

      PREPAYMENT AMOUNT means, on any date, an amount (reasonably determined by the Agent) to be the aggregate of:

      (a) the Program Margin multiplied by the Company's Investment until the Company's Investment has been fully and finally repaid; and

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Receivables Purchase Agreement

      (b) the projected amount of any Unused Limit Fee Amount which will be payable by the Seller to the Company on the basis that the Company's Investment is $0 for the period commencing on the expected date the Company's Investment becomes $0 and ending on the date which is the anniversary immediately following the Commitment Termination Date or as agreed between the Seller and the Agent in the Fee Letter. It excludes the amount of any Program Margin which has not yet accrued.

      PROGRAM CHANGE means any change in, any making of, or any change in the interpretation or application of, or compliance with any change in, any law, official directive or request. A Program Change includes:

      (a) any law, official directive or request with respect to taxation (but not including changes in respect of Taxes upon or measured by net income or capital gain) or reserve, liquidity, capital adequacy, special deposit or similar requirements; and

      (b) any official directive or request of the Reserve Bank of Australia, APRA or any other Governmental Agency which does not have the force of law where it is the practice of responsible persons in the position of the Company, Waratah Securities or Sydney Corporation to comply with it.

      PROGRAM COSTS means, for any Remittance Date, the amount which the Agent certifies in good faith is necessary to compensate the Company, Waratah Securities or Sydney Corp for the relevant Collection Period for:

      (a) any cost attributable to goods and services or similar tax that the Company, Waratah Securities or Sydney Corp incurs an obligation to pay in respect of any payment under any Related Agreement, reduced by any Input Tax Credit or Reduced Input Tax Credit to which the Company, Waratah Securities or Sydney Corp is entitled in respect of that payment; or

      (b)   any of the following as a result of a Program Change:

            (i) any reduction, direct or indirect, in the amount of any payment made or payable by or for the account of the Company, Waratah Securities or Sydney Corp or received by any of them in connection with this agreement or any Future Agreement;

            (ii) any reduction, direct or indirect, in the effective return of the Company, Waratah Securities or Sydney Corp in connection with this agreement or any Future Agreement (other than any reduction as a result of an increase in amounts payable by the Company, Waratah Securities or Sydney Corp to another person as a result (direct or indirect) of any change of the rate of
                  GST); or

            (iii) any imposition, direct or indirect, of any cost on the
                  Company, Waratah Securities or Sydney Corp as a result of its, or their, participation in the transactions contemplated by any Transaction Document including, without limitation, its funding any purchase of any Purchased Receivables (other than any cost arising (directly or indirectly) as a result of any change in the rate of GST), which reduction or cost occurs, is incurred or first calculated in or in respect of that Collection Period. If the increased cost or reduction is indirect, the Program Cost is the proportion which the Agent reasonably determines to be fairly attributable to the purchase of any Purchased Receivables under this agreement.

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Receivables Purchase Agreement

      The Program Costs:

            (A) include any increased cost or reduction which arises because the Company, Waratah Securities or Sydney Corp is restricted in its capacity to enter into other transactions, or is required to make a payment, or forgoes or earns reduced interest or other return on any capital or any sum calculated by reference in any way to the amount of any amount paid or payable or received or receivable under any Transaction Document or allocates capital to any such sum; but

            (B) exclude any amount which was caused solely and directly by the Company permitting Sydney Corp to issue Commercial Paper Notes in the US commercial paper market at a time when the Company actually knows or ought to know that payments in respect of those Commercial Paper Notes (or the related payments under the SPV Loan Agreement between the Company and Sydney Corp) will be liable to Australian interest withholding tax.

      PROGRAM MARGIN means the percentage per annum referred to in the Fee Letter, as amended thereafter by mutual agreement between the Seller and the Agent.

      PROGRAM OUTSTANDINGS means on any date the sum of:

      (a) the Dollar amount of the proceeds received under the relevant SPV Loan Agreement by, or on behalf of, the Company from the issue of Commercial Paper Notes by Waratah Securities; and

      (b) the Dollar equivalent of US dollar proceeds received under the relevant SPV Loan Agreement by, or on behalf of, the Company from the issue of Commercial Paper Notes by Sydney Corp,

      which on that date are on issue and not due to be repaid on that date, provided that the Program Outstandings at any time will not exceed the Company's Investment at that time.

      The Dollar equivalent of an amount on any date is calculated on that date at the spot exchange rate which was used to exchange the US dollar proceeds into Dollars.

      PURCHASE means the purchase made under a Future Agreement upon acceptance of the offer in a Sale Notice given in accordance with this agreement (if the offer in that Sale Notice is accepted).

      PURCHASE BASE at any time means the sum of the Outstanding Balance of all Purchased Receivables and Total Insurance Recoveries as at the immediately preceding Determination Date, less the aggregate amount of:

      (a)   the Required Reserve at that time;

      (b) the Outstanding Balance of all Overdue Receivables as at that Determination Date;

      (c) the Outstanding Balance of all Receivables Ineligible for Funding as at that Determination Date; and

      (d) the Outstanding Balance of all Charge-Off Receivables as at that Determination Date.

      PURCHASE DATE means the Business Day on which the Agent receives a Sale Notice or Further Notice from the Seller.

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Receivables Purchase Agreement

      PURCHASE LIMIT means $200,000,000, as reduced under clause 2.8, or as otherwise agreed by the Seller, the Company and the Agent.

      PURCHASED INTEREST means on any date, the percentage calculated as follows.

            PI=CI
               --
               PB

            Where

            PI    means the Purchased Interest as at that date

            CI    means the Company's Investment as at that date

            PB    means the Purchase Base as at that date

      PURCHASED RECEIVABLE means any Receivables and Related Agreements which are offered for sale by the Seller in a Sale Notice accepted by the Company, including those Receivables and Related Agreements that are identified in a Computer Disk or ledger subsequently given by the Seller to the Company pursuant to the Future Agreement formed upon the acceptance of the offer in that Sale Notice.

      RATING AGENCY means Moody's and/or S&P (as applicable).

      RATING MULTIPLE means 2.25, or such other multiple as is agreed between the Company, the Agent and the Seller and affirmed by the Rating Agencies.

      RECEIVABLE means any right, title, benefit and interest (present or future) in, to, under or derived from a Contract, including the purchase price payable under that Contract but excluding, in the case of any Contract originated by an NZ Approved Originator, any right to payment of interest, finance or late payment charges payable under that Contract.

      RECEIVABLES INELIGIBLE FOR FUNDING means any Purchased Receivables or other items which are noted in the Accounts Receivable Trail Balance as being "Delinquent", "HIH", "Other specific", "Legals", "Pre legal / payment plans", "Inter co / other" and "VEMS" (other than any Overdue Receivable or Charge-Off Receivable).

      REDUCED INPUT TAX CREDIT means an Input Tax Credit for a reduced credit acquisition (as defined in the GST Legislation).

      RELATED AGREEMENT means any Guarantee, mortgage, charge, encumbrance, lien, trade credit insurance policy or other agreement or arrangement of whatever character from time to time supporting or securing payment of each Receivable whether pursuant to any Contract related to such Receivable or otherwise and, in respect of a Receivable, includes the rights of the Seller under the Approved Originator Sale Notice for the relevant Approved Originator in relation to that or otherwise, but does not include:

      (a) a Guarantee facility deed or chattel mortgage given by an Obligor where that deed or mortgage is expressed to secure obligations of the Obligor in addition to a Receivable; or

      (b) any Guarantee, mortgage, charge, encumbrance, lien or other agreement or arrangement where the relevant Obligor is resident in Queensland, or the property the subject thereof is situated in Queensland, or where a transfer of it by means of a Future Agreement would be subject to ad valorem stamp duty.

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Receivables Purchase Agreement

      RELATED CORPORATION has the meaning given to RELATED BODY CORPORATE in the Corporations Act 2001.

      REMITTANCE DATE means:

      (a) the 25th day of each month or as otherwise agreed between the Agent and the Seller; or

      (b) if an Early Amortisation Event has occurred and is subsisting , such other date or dates selected by the Agent, notice of which is given to the Servicer.

      REQUIRED RESERVE means on any date, the amount equal to the aggregate of:

      (a)   the Discount Reserve;

      (b)   the Credit Reserve;

      (c)   the Dilution Reserve;

      (d)   the Concentration Reserve; and

      (e)   the FX Reserve,

      calculated with reference to the data notified to the Company in the Sale Notice or the most recent Determination Date Statement.

      For the avoidance of doubt, the minimum amount of the Required Reserve excluding the Concentration Reserve is at least 15% of the Outstanding Balance of all performing Purchased Receivables which are referable to Non-Concentration Obligors, calculated as follows:

      (a)   Outstanding Balance of all Purchased Receivables, less

      (b)   the aggregate of:

            (i)   the Outstanding Balance of all Overdue Receivables;

            (ii) the Outstanding Balance of all Receivables Ineligible for Funding;

            (iii) the Outstanding Balance of all Charge-Off Receivables; and

            (iv) the Outstanding Balance of all Purchased Receivables which are referable to Concentration Obligors.

      RESERVE means the Credit Reserve, the Dilution Reserve, the Discount Reserve, the Concentration Reserve, or the FX Reserve as they relate to the Required Reserve.

      RETENTION AMOUNT means, for any Remittance Date, the sum of each amount calculated for each day during the relevant Yield Period on the basis of the following formula:

      (a) the Company's Investment on that day multiplied by the Program Margin multiplied by 1/365, plus

      (b) to the extent that the Company's Investment is less than 80% of the Purchase Base, the difference between the Purchase Base and the Company's Investment on that day multiplied by the Unused Limit Fee multiplied by 1/365.

      RPA COMMITMENT means the Company's obligation to purchase Receivables under any Future Agreement.

      S&P means Standard and Poor's Ratings Group.

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Receivables Purchase Agreement

      SALE NOTICE means a notice substantially in the form of Annexure A Part 1 or in such other form as the Company and the Seller may agree but otherwise complying with clause 2.1.

      SCHEDULED COMMITMENT TERMINATION DATE means 26 June 2008.

      SECURITY AGENT has the same meaning given in the Definitions Schedule.

      SECURITY INTEREST includes any mortgage, pledge, lien or charge or any security or preferential interest or arrangement of any kind or any other right of, or arrangement with, any creditor to have its claims satisfied in priority to other creditors with, or from the proceeds of, any asset in favour of any person other than the Seller, and in the case of any NZ Receivable, any security interest (as defined and construed in accordance with the PPSA).

      It includes retention of title other than in the ordinary course of day-to-day trading and a deposit of money by way of security but it excludes a charge or lien arising in favour of a Governmental Agency by operation of statute unless there is default in payment of moneys secured by that charge or lien.

      SELLER'S AGENT means Tech Pacific Holdings Pty Limited.

      SELLER'S INTEREST means at any time the difference between 100% and the Purchased Interest at that time.

      SERVICER means the person designated as the Servicer under each Future Agreement from time to time in accordance with clause 9.1.

      SERVICER AMOUNT means, on any date, an amount calculated as follows:

                            D
            SA = SR x CI x ---
                           365

            where

            SA means the Servicer Amount on that date

            SR means the Servicer Rate at that date

            CI means the Company's Investment as at that date

            D means the number of days from the commencement of the Yield Period in which that date falls to that date

      SERVICER FEE means (if at any time the Servicer is not the Seller), on any date, the amount of any fee due and payable to the Servicer with respect to its servicing role as at that date.

      SERVICER RATE means, at any date, the estimated percentage rate representing the cost of employing a Successor Servicer at that date, being:

      (a)   at the date of this agreement, 1%; and

      (b) at any later date, any other percentage agreed by Westpac and the Seller to represent that cost and which has been agreed to by the Seller's independent auditors and affirmed by the Rating Agencies.

      SERVICER TRANSFER EVENT means any of the events specified in clause 10.1 so far as they relate to the Servicer.

      SETTLEMENT PERIOD means, in relation to any Purchased Receivables, the period specified as such in the Sale Notice (or agreed by the Agent and the Seller from time to time) for those Purchased

Receivables Purchase Agreement

      Receivables, being the period which would commence on the date of the Purchase of the relevant Purchased Receivables and which equals the DSO calculated on that date.

      However, any Settlement Period which would otherwise end on a day that is not a Business Day will end on the next succeeding Business Day.

      SPV LOAN AGREEMENT means:

      (a) the loan agreement between the Company and Sydney Corp dated 21 September 1994; or

      (b) the loan agreement between the Company and Waratah Securities dated 28 November 1995.

      SUBSCRIPTION AGREEMENT means the agreement between Techpac Holdings Limited, UBS Capital Markets Australia Limited, UBS Australia Limited, UBS Nominees Pty Limited and other dated 26 June 2003, as amended.

      SUBSIDIARY has the meaning in the Corporations Act 2001.

      SUCCESSOR NOTICE means a notice from the Agent to the Seller appointing a new Servicer for the purpose of each Future Agreement in accordance with clause 9.3.

      SUCCESSOR SERVICER means a new Servicer appointed under clause 9.3.

      SUPPLIER'S SECURITY INTEREST means any Security Interest in favour of a supplier to a NZ Approved Originator in respect of which any Purchased Receivable constitutes proceeds of any goods so originally supplied to that NZ Approved Originator by that supplier, and includes any such Security Interest subsequently transferred by that supplier to another person.

      SWAP AGREEMENT means the ISDA Master Agreement, Schedule and confirmation between Westpac and the Company relating to exchange of NZ Dollars and Dollars under the transactions contemplated under this agreement pursuant to clause 10.3 to enable the Company to hedge its exposure to NZ Dollars for expected receipts in NZ Dollars.

      SYDNEY CORP means Sydney Capital Corporation, Inc., a Delaware incorporated company.

      TAX includes any tax (including under the GST Legislation), levy, impost, deduction, charge, rate, duty, compulsory loan or withholding which is levied or imposed by a Governmental Agency, and any related interest, penalty, charge, fee or other amount but excludes income tax.

      TOTAL INSURANCE RECOVERIES means the amount equal to the aggregate of all payments received under Insurance Policies in respect of Purchased Receivables.

      TRANSACTION DOCUMENT means:

      (a)   this agreement;

      (b)   any Future Agreement;

      (c)   the Originator Guarantee;

      (d) any Approved Originator Sale Notice from an Approved Originator to the Seller or any Sale Notice;

      (e)   the Swap Agreement;

      (f)   the Deeds of Release;

Receivables Purchase Agreement

      (g) any other document entered into by the Seller or the Servicer (for so long as the Servicer is the Seller or an Associate of the Seller) and an Indemnified Party arising out of or related to this agreement, any Future Agreement, or the ownership or funding of any Purchased Receivables or in respect of any Receivable or Contract;

      (h) a document or agreement entered into or provided by the Seller or the Servicer (for so long as the Servicer is the Seller or an Associate of the Seller) under or in connection with, or for the purpose of amending or novating any of the above; or

      (i) any other document or agreement entered into by the Company or the Agent and any successor Servicer appointed under clause 9.3 in relation to any of the above.

      UNUSED LIMIT FEE means the percentage per annum referred to in the Fee Letter, as amended from time to time by mutual agreement between the Seller and Westpac.

      UNUSED LIMIT FEE AMOUNT means for any day that an Unused Limit Fee is applied, the product of:

      (a)   $150,000,000;

      (b)   the Unused Limit Fee; and

      (c)   1/365.

      WARATAH SECURITIES means Waratah Securities Australia Limited.

      WOOLWORTHS means Woolworths Limited ACN 000 014 675 and its Subsidiaries.

      YIELD PERIOD means with respect to any Purchased Receivables:

      (a) the period which commences on the date of the Purchase of a Receivable and ending on the Remittance Date set out in the relevant Sale Notice (or such other period as agreed by the Agent); and

      (b) after the initial period, each period which commences on the last day of the immediately preceding Yield Period and ending on the next Remittance Date (or such other period as agreed by the Agent);

      however,

      (c) any Yield Period which would otherwise end on a day that is not a Business Day will end on the next succeeding Business Day; and

      (d) any Yield Period which commences before the Commitment Termination Date and would otherwise end after the Commitment Termination Date, shall end on the Commitment Termination Date and each subsequent Yield Period for such Purchased Receivables will be of a duration selected by the Agent, provided that no Yield Period will exceed 100 days.

1.2   INTERPRETATION

      In this agreement the following rules apply unless the context requires otherwise.

      (a)   The singular includes the plural and the converse.

      (b)   A gender includes all genders.

      (c) Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

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

Receivables Purchase Agreement

      (d)   Headings are for convenience only and do not affect interpretation.

      (e) A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of the foregoing.

      (f) A reference to a clause, annexure or Schedule is a reference to a clause of, or annexure or schedule to, this agreement containing that reference.

      (g) A reference to a party to this agreement or another agreement or document includes the party's successors and permitted substitutes or assigns.

      (h) A reference to an agreement or document is to the agreement or document as amended, novated, supplemented or replaced from time to time, except to the extent prohibited by this agreement.

      (i) A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

      (j) A reference to WRITING includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.

      (k) A reference to conduct includes, without limitation, an omission, statement or undertaking, whether or not in writing.

      (l) A reference to an ASSET includes any real or personal, present or future, tangible or intangible property or asset and any right, interest, revenue or benefit in, under or derived from the property or asset.

      (m) A reference to liquidation includes appointment of an administrator under Part 5.3A of the Corporations Act 2001, compromise, arrangement, merger, amalgamation, reconstruction, winding up, dissolution, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy or a similar procedure or, where applicable, changes in the constitution of any partnership or person or death.

      (n)   A reference to time is a reference to Sydney time.

      (o) Mentioning anything after INCLUDE, INCLUDES or INCLUDING does not limit what else might be included.

      (p) In clauses 2.4-2.7, the expressions 'account receivable', 'chattel paper', 'financing statement', 'new value', 'personal property', 'possession', 'proceeds', 'purchase money security interest', 'secured party', 'security interest' and 'transfer' have the respective meanings given to them under, or in the context of, the PPSA.

2.    RPA COMMITMENT

2.1   SALE NOTICES

      (a) Before delivering a Sale Notice, the Seller's Agent shall contact the Agent to discuss the proposed Purchase Base, the proposed Company's Investment, the proposed Instalment, the proposed Reserves, the proposed Settlement Period and the proposed Yield Period.

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

Receivables Purchase Agreement

      (b) Subject to clauses 2.1(e) and 6 the Seller may offer to sell a Pool of Receivables and the Related Agreements from time to time to the Company by delivering a Sale Notice to the Company during the period from the date of this agreement to the Commitment Termination Date. A Sale Notice must relate to all Receivables at the relevant date.

      (c) Any Sale Notice given under this agreement shall (unless otherwise agreed by the parties in writing) be delivered to the Company not later than 11:00 a.m. on the third Business Day before the date of the proposed Purchase (which must also be a Business Day). Each Sale Notice shall annex to it an Accounts Receivable Trial Balance and shall:

            (i) specify the proposed Purchase Date, Remittance Date, Settlement Period and Yield Period;

            (ii) specify the then Outstanding Balance of the Pool of Receivables offered for purchase that will apply if that Sale Notice is accepted;

            (iii) specify the proposed Instalment which would be payable by the
                  Company in respect of the Pool of Receivables so offered for purchase if the Company were to accept the Seller's offer as contained in the Sale Notice;

            (iv) specify the Company's Investment that will apply if that Sale Notice is accepted;

            (v) specify the Reserves that will apply if that Sale Notice is accepted;

            (vi) specify the Net Pool Balance and Purchased Interest that will apply if that Sale Notice is accepted; and

            (vii) specify such other information as required in clause 4 of any
                  Sale Notice.

      (d) The Seller shall certify in a Sale Notice whether or not the limit in clause 2.2 would be breached if the Company purchased the Pool of Receivables described in that Sale Notice.

      (e) An offer in a Sale Notice is irrevocable during the period up to and including the Expiry Time of that Sale Notice.

      (f) The Seller is not obliged to offer for sale to the Company any Receivables and related rights, and the Company is not obliged to accept any offer for sale of any Receivables and Related Agreements made by the Seller. The Company will however act reasonably in considering whether to accept a Sale Notice.

      (g) The Company may accept the offer contained in a Sale Notice at any time prior to the Expiry Time by, and only by, the payment by the Company to the Seller (or as it directs) of the Instalment in the manner described in clause 2.1(i). Upon receipt of a Sale Notice, if the Company decides not to accept that Sale Notice it will notify the Seller's Agent orally of that decision within 24 hours of receipt of that Sale Notice.

      (h) Notwithstanding satisfaction of all relevant conditions precedent or any negotiations undertaken between the Seller's Agent and the Company prior to the Company accepting the offer contained in a Sale Notice, the Company is not obliged to accept the offer contained in a Sale Notice and no contract for the sale or purchase of any Receivables or Related Agreements detailed in a Sale Notice will arise unless and until the Company accepts the offer contained in the Sale Notice in accordance with this clause. The offer contained in a Sale Notice may only be accepted in relation to all the Receivables detailed in the Sale Notice.

Receivables Purchase Agreement

      (i) If the Company wishes to accept a Sale Notice in the manner specified in clause 2.1(g), it will (unless another method of payment is agreed between the Seller and the Company) make payment of the Instalment (being a non-refundable payment representing part of the purchase price for the Purchased Receivables) as specified in the Sale Notice on the Purchase Date in Dollars in immediately available funds to such bank account in Australia as the Seller may specify in writing.

      (j) If the offer contained in a Sale Notice is accepted, the Company shall be taken to have undertaken to the Seller to pay to the Seller as further consideration for the purchase of the Purchased
            Receivables:

            (i) an amount equal to the Collections allocated under clause 4.1(b)(ii) in respect of the Purchased Receivables; and

            (ii) an amount equal to any Collections under clause 4.1(c)(v) in respect of the Purchased Receivables.

      (k) Nothing in clauses 2.1(j) or 4.2 or any other provision of any Transaction Document confers on the Seller any right or interest in any Receivable, Related Agreement or Collections (other than in each case as trustee), each party acknowledging that no Security Interest arises from a Purchase (other than a Permitted Security Interest, if any) and that each Purchase constitutes an equitable assignment that is absolute and not by way of security (other than a Permitted Security Interest).

      (l) Subject to this agreement, the purchase price for the Purchased Receivables shall be an amount equal to their Outstanding Balances. The purchase price shall be satisfied by the payment of the Instalments, the Further Instalments, and the Seller's Interest in Collections and release of the Reserves to the Seller in accordance with clause 4. The Seller's Interest is a means by which the parties determine the share of Collections to which the Seller is entitled as part of the deferred purchase price. It does not constitute an equitable interest in the Purchased Receivables.

2.2   LIMIT

      Under no circumstances shall the Company make a Purchase or pay an Instalment or Further Instalment to the extent that, after giving effect to the Purchase or paying the Instalment or Further Instalment, the Company's Investment would exceed the lesser of:

      (a)   the Purchase Limit; and

      (b)   the Purchase Base.

2.3   FURTHER INSTALMENTS

      (a) The Seller shall be entitled to request payments from the Company (either from the relevant Collection Accounts or other applicable accounts) not more than once a week in an amount (a FURTHER INSTALMENT) not exceeding the amount equal to the Purchase Base less the Company's Investment.

      (b) The Reserves shall not be recalculated between Remittance Dates for the purposes of determining the entitlement of the Seller to Further Instalments.

      (c)   The Seller may only request a Further Instalment if:

Receivables Purchase Agreement

            (i)   the conditions precedent in clause 6.2 are satisfied; and

            (ii) it has given to the Agent a FURTHER NOTICE in the form of Annexure C and satisfied the Agent it is entitled to request the Further Instalment.

      (d)   Subject to clause 2.3(c),

            (i) NZ Collections can be paid to the NZ Approved Originator on account for the Seller, up to the amount of the Outstanding Balance of NZ Receivables that have been originated since the immediately preceding Instalment or Further Instalment was paid; and

            (ii) Collections in Dollars can be paid to the Australian Approved Originator or the Seller, up to the amount of the Outstanding Balance of Australian Receivables that have been originated since the immediately preceding Instalment or Further Instalment was paid.

2.4   SECURITY INTEREST

      In respect of any NZ Receivable that is transferred to the Company under and in accordance with a Future Agreement, the parties agree and acknowledge that:

      (a) the transfer is a deemed security interest under the PPSA governed by the PPSA, which arises by virtue of the transfer to the Company of that NZ Receivable by the Seller under and in accordance with a Sales Notice;

      (b) the purchase agreements contemplated by each Sale Notice are intended to operate so that the Seller and the Company will at all times be able to prove that, in respect of each relevant NZ Receivable that is an account receivable, the sale in equity of that NZ Receivable constitutes a transfer for which new value was provided by the Company for and in respect of the acquisition of that NZ Receivable; and

      (c) the security interest referred to in clause 2.4(a) will have been perfected by the registration of a financing statement on the PPSR against the Seller in respect of all of the Seller's present and after acquired accounts receivable, chattel paper and other present and after acquired personal property that are Purchased Receivables;

      (d) nothing in clauses 2.4-2.6, or anything else in or contemplated by the Transaction Documents, is intended to create or imply that the sale of any Receivable under a Future Agreement is anything other than an absolute assignment of the Seller's rights and interest in those Receivables to the Company. In particular, it is not a secured or unsecured loan.

2.5   REGISTRATION ON PPSR

      (a) The Seller agrees and acknowledges that, in relation to NZ Receivables to be transferred from the Seller to the Company, the Company will register a financing statement in relation to the NZ Receivables under the PPSA:

            (i) describing the collateral to which it relates as 'All of the debtor's present and after acquired accounts receivable, chattel paper and any other present and after acquired personal property being "Purchased Receivables" as defined in the Receivables Purchase Agreement between the debtor, Waratah Receivables Corporation Pty Limited and Westpac Banking Corporation dated 21 June 2004';

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Receivables Purchase Agreement

            (ii) describing the proceeds of that collateral as 'All present and after acquired personal property being proceeds of the collateral described in this financing statement'; and

            (iii) with the secured party group being the Company and the debtor being the Seller.

2.6   PPSA PROVISIONS

      (a) PART 9 PROVISIONS: The parties to this agreement acknowledge that it is their intention that the provisions contained in Part 9 of the PPSA do not apply to the NZ Receivables transferred to the Company pursuant to a Future Agreement. However, if at law this is not the case and in respect of any other security interest created by this agreement:

            (i) any power to sell any of the NZ Receivables, whether conferred by this agreement or otherwise, may be exercised without the need to give the Seller any notice of the kind that is referred to in section 114 of the PPSA and, if any of the NZ Receivables are sold at any time, the Company is not required to give the statement referred to in section 116 of the PPSA; and

            (ii) the Seller acknowledges that it is not entitled by section 117 of the PPSA except to the extent otherwise provided by this agreement to any surplus amounts which may result from any sale at any time.

      (b) VERIFICATION STATEMENT: The Seller waives the right to receive a copy of the verification statement confirming registration of a financing statement or financing change statement relating to the security interest under this agreement.

2.7   EXTENSION

      (a)   (SCHEDULED COMMITMENT TERMINATION DATE)

            (i) If the Seller wants an extension of the Scheduled Commitment Termination Date, it shall give a written request to the Agent by 26 June 2007 or as otherwise agreed between Seller and Agent. If the Company agrees, it shall give a written notice of acceptance to the Seller 60 days after the request has been delivered to the Agent.

            (ii) The Scheduled Commitment Termination Date may be extended by the Company for a further period if it is satisfied with the proposed fees and margins.

      (b)   (CONCENTRATION TERM)

            (i) If the Seller's Agent wants an extension of the Concentration Term in respect of a Concentration Obligor on the first or any subsequent anniversary of this agreement it shall give a written request to the Agent at least 60 days before the relevant anniversary.

            (ii) If requested by the Seller's Agent to do so, the Agent shall procure that the Concentration Term is extended by the relevant Liquidity Participants on the first or any subsequent anniversary of this agreement for a further period of one year or such longer period if they are satisfied with the proposed fees and margins.

2.8   VOLUNTARY TERMINATION OF RPA COMMITMENT OR REDUCTION OF PURCHASE LIMIT

      Subject to clause 5.4, the Seller may, upon at least five Business Days' notice to the Agent, terminate the RPA Commitment in whole or reduce in part the unused portion of the Purchase Limit, however:

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      (a)   each partial reduction shall be in an amount equal to $5,000,000 or an integral multiple of $5,000,000; and

      (b) after giving effect to such reduction, the remaining Purchase Limit, in accordance with this agreement, will not be less than $10,000,000.

2.9   LIQUIDITY AVAILABILITY

      (a) The Company will consider for acceptance, in accordance with this agreement, any Sale Notice if:

            (i)   the Commitment Termination Date has not occurred; and

            (ii) to the extent that the Company is able to draw amounts under the Liquidity Facility Agreements equal to the relevant Instalment.

      (b) The Agent and the Company represent and warrant to the Seller that under the Liquidity Facility Agreements funds may be drawn down to fund the acquisition of Receivables by the Company. The Company shall not be obliged to draw down under the Liquidity Facility Agreements if it is able to drawdown under a SPV Loan Agreement.

      (c) The Agent and the Company represent and warrant to the Seller that the term of the commitment under the Non Concentration Liquidity Facility Agreement shall be 2 years from the date the Non Concentration Liquidity Facility Agreement is signed, and that term of commitment can be extended on an annual basis as agreed between the parties to the Non Concentration Liquidity Facility Agreement.

2.10  SELLER OBLIGATIONS UPON RPA TERMINATION

      Subject to clause 3.3, and provided that all amounts actually or contingently owed to the Company by the Seller and the Servicer (in the case of the Servicer, whilst the Servicer is the Seller or an Associate of the Seller) under the Transaction Documents have been paid in full and all outstanding obligations of the Seller and the Servicer (in the case of the Servicer, whilst the Servicer is the Seller or an Associate of the Seller) under the Transaction Documents have been fulfilled, the Seller and the Servicer (in the case of the Servicer, whilst the Servicer is the Seller or an Associate of the Seller) shall have no further obligations under the Transaction Documents following the termination of the RPA Commitment in whole and any remaining interest of the Company in the Receivables is extinguished.

2.11  COMMERCIAL PAPER NOTES

      The Company must ensure that it will not enter into a loan under a SPV Loan Agreement in relation to the Outstanding Balance of Purchased Receivables where the interest payable in relation to the Yield Period for that loan exceeds the Discount Reserve calculated with respect to the first day of that Yield Period.

2.12  APPOINTMENT OF SELLER'S AGENT

      Each Approved Originator appoints Tech Pacific Holdings Pty Limited to act as its agent (the "Seller's Agent") and Tech Pacific Holdings Pty Limited has accepted this appointment in respect of:

      (a) furnishing all requirements to the Company and the Agent as requested; and

      (b) fulfilling all of its obligations and responsibilities pursuant to this Agreement.

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      The Company and the Agent are entitled to assume that the appointment of the Seller's Agent hereunder is valid and subsisting, unless and until expressly notified in writing that the appointment has been terminated.

3.    COLLECTION

3.1   COLLECTION OF RECEIVABLES

      (a) On each day the Servicer receives payment from an Obligor on account of Purchased Receivables included in the Purchase Base, the Servicer shall receive those payments on behalf of the Company and shall deposit each payment into the relevant Collection Account in accordance with the terms of the relevant Collection Account Letter;

      (b) The Servicer undertakes:

         (i) that on each day the Seller, the Servicer or an Approved Originator receives a payment from an Obligor on account of Receivables included in the Purchase Base and such a payment represents a Collection it receive those payments on behalf of the Company; and

         (ii) that each Collection will be deposited into the relevant Collection Account in accordance with the terms of the relevant Collection Account Letter.

      (c) Pursuant to the Collection Account Letter, on each Business Day and subject to an Early Amortisation Event not subsisting, amounts standing to the credit of the Collection Account may be remitted to, and applied by, the Seller or any Approved Originator at the Seller or the Approved Originator's discretion. The Servicer will account for all remittances from the Collection Account during the Collection Period, to the Company and the Agent, on the relevant Remittance Date that follows a Collection Period.

3.2   DEEMED COLLECTIONS

      (a)   Subject to paragraph (e), for the purposes of this agreement:


            (i) if on any day the Outstanding Balance of any Purchased Receivable is:

                  (A) reduced or adjusted as a result of any defective, rejected, repossessed or returned goods or services or any cash discount or other adjustment made by the Seller;

                  (B) reduced or cancelled as a result of a set off or by agreement in respect of any claim by the Obligor or any other person against the Seller, an Approved Originator or any other person (whether such claim arises out of the same or another transaction); or

                  (C) not paid because of any change in the due date for payment of any such Purchased Receivable otherwise than with the prior consent of the Company,

                  the Seller will be deemed to have received on such day a Collection of such Purchased Receivable in the amount reflected in the books and records of the Seller or the Servicer as the amount of such reduction, adjustment or cancellation,

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                  or in relation to paragraph (C), the Outstanding Balance of the Purchased Receivables;

            (ii) without limiting the generality or effect of any other provision of this agreement if:

                  (A)   a Purchased Receivable is not paid when due;

                  (B) the Servicer takes all reasonable steps in accordance with the Credit and Collection Policy to collect the Purchased Receivable; and

                  (C) the Purchased Receivable is not collected in full solely by reason of any facts or circumstances the occurrence of which constitutes a breach of any of the Seller's or the Servicer's (if the Servicer is the Seller or an Associate of the Seller) representations or obligations under this agreement, the Seller will be deemed to have collected an amount equal to the Purchased Receivable (or any uncollected part) at the time that breach is first detected by the Seller (however, for the avoidance of doubt, neither the Seller nor the Servicer guarantees the performance of the Purchased Receivables);

            (iii) if:

                  (A) a Purchased Receivable together with the Contract or any Related Agreement, is in contravention of any law or with respect to which a party to the Contract related thereto is in violation of any law and the Receivable becomes unenforceable, the Seller will be deemed to have collected an amount equal to the Purchased Receivable (or any uncollected part) at the time that contravention or violation is first detected by the Seller;

                  (B) (except as otherwise disclosed to the Company in writing by the Seller prior to the date of the relevant Sale Notice) any of the representations or warranties contained in clause 7.1 prove to have been incorrect in relation to a Purchased Receivable when made at the time the Receivables are purchased by the Company, the Seller will be deemed to have received a Collection of such Purchased Receivable equal to its Original Balance less any Collections with respect to that Receivable previously accounted for and applied pursuant to clause 4, at the time the relevant circumstances are first detected by the Seller; or

                  (C) in respect of any Purchased Receivables, the Seller records in any account or ledger maintained by it in respect of the relevant Obligor a payment of that Purchased Receivable (whether by way of crediting that account or ledger or otherwise), then the Seller shall be deemed to have received a Collection equal to that amount at the time the contravention, violation or circumstances (as the case may be) are first detected by the Seller, or at the time such recording is made (unless the Seller has subsequently reversed that record of payment).

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      (b)   If the Seller is not acting as the Servicer, it will promptly pay to the Servicer (to be held by the Servicer in accordance with clause 9.2) the amount of any deemed Collection pursuant to clause 3.2(a)(i)-(iii) (inclusive).

      (c) Any deemed Collection under clause 3.2 will be accounted for and applied in accordance with clause 4 on the Remittance Date immediately following the date on which that deemed Collection is deemed to have occurred.

      (d) Any Receivable for which there is a deemed Collection under this clause 3.2 is deemed not to be an Overdue Receivable, a Receivable Ineligible for Funding or Charge-Off Receivable.

      (e) To the extent that the Seller is required to pay an amount under this clause 3.2 as a direct consequence of a Dilution (the DILUTION DEEMED COLLECTION), the Seller is only required to pay that part of the Dilution Deemed Collection which, when aggregated with all previous Dilutions, exceeds the sum of each amount equal to the Dilution Reserve calculated on each Purchase Date (assuming for the purpose of such calculation that the Purchased Receivables as at each Purchase Date comprise only the Pool of Receivables referred to in the Sale Notice or Further Notice (as the case may be) given on that Purchase Date).

3.3   RETURN OF DISTRIBUTION

      No amount payable in respect of a Purchase or pursuant to the Transaction Documents shall be considered paid, and no Company's Investment shall be reduced by any distribution of Collections pursuant to the Transaction Documents, if at any time such payment or distribution is rescinded by any law relating to preferential payments in the event of a bankruptcy or insolvency or must otherwise be returned.

3.4   INTERPRETATION

      All references in this agreement to the Seller accounting to the Company for Collections made in respect of Purchased Receivables shall mean, in relation to deemed Collections where no money may have been actually received by the Servicer from, or for the account of, the relevant Obligor, the payment by the Seller to the Servicer (to be held by the Servicer in accordance with clause 9.2) no later than the time for application of deemed Collections specified in clause 3.2(b) of an amount or amounts equal to the deemed Collections.

4.    SETTLEMENT PROCEDURES

4.1   SETTLEMENT PROCEDURES FOR ALL COLLECTIONS

      (a)   On:

            (i)   each Remittance Date; or

            (ii) if an Early Amortisation Event is subsisting, more frequently as the Company (acting reasonably, having regard to the implications for the Seller and the Servicer) may from time to time require, the Seller and the Servicer shall account to the Company for Collections in respect of Purchased Receivables. Subject to clause 3.1(a) and (b), Collections in NZ Dollars shall be

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            paid into the NZ Collection Account. If an Early Amortisation Event
            occurs, Collections in NZ Dollars shall be converted into Dollars by the Company under the Swap Agreement at the applicable Exchange Rate. To the extent that Collections have been withdrawn by the Seller or any Approved Originator from a Collection Account during the relevant Collection Period pursuant to clause 3.1(c), the Seller undertakes to pay, or to procure the Approved Originator to pay, to the Company an amount equal to the withdrawn Collections on the Remittance Date.

      (b) Collections shall be allocated pari passu and rateably in the following proportions:

            (i) to the Company, the Purchased Interest, for application in accordance with clause 4.1(c);

            (ii)  to the Seller, the Seller's Interest;

            The Company undertakes to the Seller to, at the Company's election:

            (iii) pay the Seller the amount required under clause 2.1(j)(i); or

            (iv) if the Company does not pay that amount, allow the Servicer to retain (if the Servicer is the Seller or any Associate of the Seller) or to require the Servicer to pay to the Seller (if the Servicer is not the Seller or an Associate of the Seller) Collections equal to the amount allocated under clause 4.1(b)(ii), in satisfaction of the Company's liability to the Seller under clause 2.1(j)(i).

      (c) The Company shall apply amounts received under paragraph (b)(i) in the following order:

            (i) first, if the Seller is not the Servicer and the Servicer Fee is payable, an amount equal to the Servicer Fee;

            (ii)  second, to the Company towards any Carrying Costs ;

            (iii) third, to the Company to pay any other costs, expenses, damages, claims or fees the Company incurs in servicing the Purchased Receivables (including the costs and fees of any replacement Servicer) which have been incurred under clauses
                  9.4 and 9.5;

            (iv) fourth, subject to reinvestment under clause 2.1(i), to reduce the Company's Investment; and

            (v) fifth, when the Company's Investment is zero, to the Seller as the balance of the purchase price in accordance with clause 4.2.

4.2   DISCHARGE AND RESERVES

      (a) When the Servicer has received sufficient funds on behalf of the Company to reduce the Company's Investment to zero, and no other amounts are then due and payable to the Company by the Seller, or (if the Servicer is the Seller or an Associate of the Seller) the Servicer, under any Transaction Document, the Company undertakes to the Seller to, at the Company's election:

            (i)   pay the Seller the amount required under clause 2.1(j)(ii); or

            (ii) if the Company does not pay that amount, allow the Servicer to retain (if the Servicer is the Seller or an Associate of the Seller) or to require the Servicer to pay

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                  to the Seller (if the Servicer is not the Seller or an
                  Associate of the Seller) any Collections remaining after application under clauses 4.1(c)(i) - 4.1(c)(iv), in satisfaction of the Company's liability to the Seller under clause 2.1(j)(ii).

      (b) Without limiting clauses 4.1(b) and 4.2(a) or the Servicer's obligations to the Company under this agreement, the Seller has no right to recover or receive all or any part of the Purchased Receivables (including any Reserve) or any Collections (other than in each case as trustee).

4.3   ADJUSTMENTS TO RESERVES

      On each Purchase Date and Remittance Date, the Company shall, without limiting or prejudicing its rights under this agreement, recalculate the Required Reserve.

4.4   PAYMENTS AND COMPUTATIONS, ETC.

      (a) The Seller and the Servicer shall make all payments to the Company under a Transaction Document:

            (i) without set off or counterclaim and without deduction, except any compulsory deduction with respect to Taxation; and

            (ii) by paying or depositing it in accordance with the terms of the relevant Transaction Document no later than 11.00 am (or such other time as the parties agree in writing) on the day when due in same day funds to such bank account in Australia, or in such other manner as the Company may specify from time to time.

      (b) All computations of interest and any fees under each Transaction Document shall be made on the basis of a year of 365 days for the actual number of days (including the first day but excluding the last day) elapsed.

      (c) If any payment is due on a day which is not a Business Day, the due date will be the next Business Day in the same calendar month or, if none, the preceding Business Day.

4.5   ADDITIONAL PAYMENTS

      Whenever the Seller or the Servicer is obliged to make a deduction in respect of Tax from any payment to the Company under any Transaction
      Document:

      (a) it shall promptly pay the amount deducted to the appropriate Governmental Agency;

      (b) within 30 days of the end of the month in which the deduction is made, it shall deliver to the Company official receipts (or, if no official receipt issues at such time, promptly after issue of an official receipt) or other documentation acceptable to the relevant Indemnified Party evidencing payment of that amount; and

      (c) unless the Tax is a tax on overall net income, it shall pay the Company on the due date of the payment any additional amounts necessary (as determined by the Company) to ensure that the Company receives when due a net amount (after payment of any Taxes in respect of those additional amounts) in the relevant currency equal to the full amount which it would have received had a deduction not been made. It shall indemnify the Company on demand against the Tax and any amounts recoverable from the Company in respect of the Tax.

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      Each of the Seller and the Servicer waives any statutory right to recover from the Company any amount paid under this clause.

      The obligations of the Seller and the Servicer under this clause survive the repayment of the Company's Investment and the termination of this agreement.

4.6   REIMBURSEMENT

      (a)   Whenever:

            (i) the Seller or the Servicer pays any additional amount under clause 4.5 in respect of deducted Tax; and

            (ii) the Company (acting reasonably) decides that it has received any clearly identifiable relief for the deducted Tax in computing its income Tax,


            the Company will promptly pay to the Seller or the Servicer (as the case may be) the amount of any consequent reduction in its income Tax, but only to the extent that it determines that a payment to the Seller or the Servicer (as the case may be) can be made without prejudice to the retention of the relief.

      (b) Nothing in paragraph (a) interferes with the right of the Company to arrange its tax affairs in any manner it thinks fit. In particular, the Company need not claim any relief in respect of deducted Tax in priority to any other relief available to it. Nor need it disclose to the Seller or the Servicer any information regarding its tax affairs or tax computations.

4.7   TREATMENT OF COLLECTIONS

      (a) Subject to clause 3.1(c), so long as the Seller shall hold any Collections required to be paid to the Servicer or the Company, it shall hold such Collections on behalf of, and for the account of, the Company and shall clearly mark such records as agreed between the Company and the Seller in writing to reflect such account. However, unless and until the Seller or the Servicer receives a notice under clause 9.2(b), the Seller may commingle Collections with its other property without being in breach of its fiduciary obligations in respect of such Collections.

      (b) To the extent that the Seller or an Approved Originator has identified receipts of monies arising from a Receivable that has been excluded from the Purchase Base, it may exclude such receipts from the Collections if they are deposited into a Non-Receivables Bank Account.

4.8   SETTLEMENT ARRANGEMENTS

      Unless the Commitment Termination Date has occurred, Collections that would otherwise be payable to the Company may be applied as payment for all or part of any Further Instalment under any Further Notice that is payable by the Company on the day the Collections are payable to the Company.

4.9   CIRCUMSTANCES WHERE CLAUSES 3 AND 4 BECOME INOPERATIVE

      Notwithstanding anything to the contrary in this agreement, the provisions of clauses 3 and 4 (other than clauses 3.3, 4.2(a) and 4.9) cease to be operative whenever the Company's Investment is zero during the term of this agreement.

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5.    FEES

5.1   ARRANGER FEE

      The Seller shall to the extent it has not already done so pay to the Agent for its own account a one off arranger fee. The arranger fee shall be as set out in the Mandate Letter and any unpaid arranger fee shall be payable on the date of this agreement.

      If the facility is increased or varied at the request of the Seller the Company reserves the right to charge a further establishment or other fee in an amount determined by it.

5.2   CHANGES IN LAW

      When there is a change in law that will result in Program Costs the Company shall use best endeavours to mitigate the effect of such change in law, failing which the Company and the Seller shall negotiate in good faith to avoid or reduce the effect of such change. If that also fails the Seller shall from time to time pay to the Company upon demand such amounts as necessary to compensate the Company for such Program Costs on and from the date that they are incurred or suffered. If the Seller requires these costs to be verified by an independent accounting firm, they shall only be payable to the extent they are so verified.


      The Seller's obligations under this Clause survive the termination of this agreement and any Future Agreement.

5.3   PROGRAM COSTS

      The Agent agrees to notify the Seller as soon as it becomes aware of Program Costs.

5.4   PREPAYMENT AMOUNT

      If the Commitment Termination Date is a date other than the Scheduled Commitment Termination Date, then on the Commitment Termination Date the Seller will pay the Prepayment Amount to the Agent.

6.    CONDITIONS PRECEDENT TO PURCHASES

6.1   CONDITIONS PRECEDENT TO INITIAL PURCHASE

      The right of the Seller to give the first Sale Notice shall be subject to the Agent having received in form and substance satisfactory to the Agent on or before the date such Sale Notice is given:

      (a) (VERIFICATION CERTIFICATE) a certificate in relation to each of the Seller and the Servicer given by a director of the Seller and the Servicer respectively substantially in the form of Annexure B with the attachments referred to and dated at or about the date such Sale Notice is given;

      (b)   (DOCUMENTS) duly executed counterparts of:

            (i)   this agreement;

            (ii)  the Originator Guarantee;

            (iii) both Liquidity Facility Agreements; and

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            (iv)  each Collection Account Letter,

            together with a cheque for all relevant stamp duty;

      (c) (CREDIT AND COLLECTION POLICY) a copy of the Credit and Collection Policy initialled by the Seller and the Agent;

      (d) (COMPANY'S LAWYERS' OPINIONS) an opinion of Australian and New Zealand legal advisers to the Company and the Agent;

      (e) (ACCOUNTANT'S CERTIFICATE) an opinion from an auditor that its review of the systems of the Seller and the reporting of the Receivables is consistent with the Seller's records;

      (f) (DEED OF RELEASE) evidence satisfactory to the Agent that every Chargee releases any claim it may have to any Receivables originated by the Seller and each Approved Originator or Collections derived from such Receivables, except in relation to the Seller's Interest, a Permitted Security Interest or a Supplier's Security Interest;

      (g) (POWER OF ATTORNEY) each Approved Originator has provided to the Agent a power of attorney in a form consistent with clause 12;

      (h) (SALE TO SELLER) evidence that the relevant Approved Originators have equitably assigned to the Seller the Purchased Receivables originated by them by way of Approved Originator Sale Notices;

      (i) (REGISTRATION OF THE COMPANY'S INTEREST OF NZ RECEIVABLES) evidence that the relevant financing statements have been registered in accordance with the provisions of clause 2.5 by the Company's NZ legal advisers; and

      (j) (DIRECTOR'S CERTIFICATE) a director's certificate from each NZ Approved Originator substantially in the form set out in Annexure E.

      (k) (ENDORSEMENT FROM TRADE CREDIT INSURER) a banker's endorsement from the provider of the Insurance Policies in favour of the Company that the Company is an insured as described pursuant to the Insurance Policies.

6.2   FURTHER CONDITIONS PRECEDENT

      The rights of the Seller to give a Sale Notice or Further Notice and the obligations of the Company to pay an Instalment or Further Instalment shall be subject to the further conditions precedent that:

      (a) on the date of giving the Sale Notice or Further Notice or the date of payment of the Instalment or Further Instalment the following statements shall be true (and the Seller shall, by virtue of giving the Sale Notice or Further Notice, or accepting the Instalment or Further Instalment be deemed to have certified that):

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            (i)   (REPRESENTATIONS TRUE):

                  (A) the representations and warranties in clause 7.1 in respect of the Seller and, where the Servicer is the Seller or an Associate of the Seller, the Seller and Servicer are, to the best of the Seller's and Servicer's knowledge and belief, true as of such day as though they had been made at that date in respect of the facts and circumstances then subsisting; or

                  (B) the representations and warranties in clause 7.1 in respect of the Servicer, where the Servicer is not the Seller or an Associate of the Seller, are to the best of the Servicer's knowledge and belief true as of such day as though they had been made at that date in respect of the facts and circumstances then subsisting;

            (ii) (NO DEFAULT) no event has occurred and is subsisting or would result from the giving of the Sales Notice or Further Notice, or accepting of the Instalment or Further Instalment payment that constitutes an Early Amortisation Event or Potential Early Amortisation Event;

            (iii) (LIMITS) after making the Instalment:

                  (A)   clause 2.2 will not be breached; and

                  (B) the Net Pool Balance shall equal or exceed the sum of the Company's Investment and the Required Reserves;

      (b) on or before the date of that Sale Notice or Further Notice or the payment of the Instalment or Further Instalment, the Agent has received in form and substance to the satisfaction of the Agent:

            (i) (DETERMINATION DATE STATEMENT) a Determination Date Statement as of the most recent Determination Date;

            (ii) (RELEASE) to the extent necessary the release from any Security Interest of the Purchased Receivables other than a Permitted Security Interest or a Supplier's Security Interest; and

            (iii) (STAMP DUTY) evidence that the Seller has paid all stamp duty payable in respect of the documents referred to in clause 6.1(b) and all transactions under this agreement.

7.    REPRESENTATIONS AND WARRANTIES

7.1   REPRESENTATIONS AND WARRANTIES

      Each of the Seller and the Servicer makes the following representations and warranties:

      (a) (STATUS) It is a corporation validly existing under the laws of the place of its incorporation specified in this agreement.

      (b) (POWER) It has the power to enter into and perform its obligations under the Transaction Documents to which it is expressed to be a party to carry out the transactions contemplated

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            by those documents and to carry on its business substantially as now conducted or contemplated.

      (c) (CORPORATE AUTHORISATIONS) It has taken all necessary corporate action to authorise the entry into and performance of the Transaction Documents to which it is expressed to be a party and to carry out the transactions contemplated by those documents.

      (d) (DOCUMENTS BINDING) Each Transaction Document to which it is expressed to be a party is its valid and binding and enforceable obligation in accordance with its terms, subject to any necessary stamping and registration, general principles of equity and laws relating to insolvency.

      (e) (TRANSACTIONS PERMITTED) The execution and performance by it of the Transaction Documents to which it is expressed to be a party and each transaction contemplated under those documents did not and will not (as applicable) violate in any respect a provision of:

            (i) a law or treaty or a judgment, ruling, order or decree of a Governmental Agency binding on it;

            (ii)  any constitution or other constituent documents; or

            (iii) any other document or agreement which is binding on it or its assets,

            and, except as provided or permitted by the Transaction Documents, did not and will not:

            (iv) create or impose a Security Interest on any of the Purchased
                 Receivables contemplated in any Future Agreement other than a Permitted Security Interest (if any); or

            (v) allow a person to accelerate or cancel an obligation with respect to Financial Indebtedness provided to the Seller or Servicer (for so long as the Servicer is the Seller or an Associate of the Seller) or constitute an Early Amortisation Event, cancellation event, prepayment event or similar event (whatever called) under an agreement relating to such Financial Indebtedness, whether immediately or after notice or lapse of time or both.

      (f)   (ACCOUNTS)

            (i) Its most recent consolidated and unconsolidated Accounts give a true and fair view of the matters with which they deal.

            (ii) There has been no subsequent change in its and the Approved Originator's state of affairs since that date which may have a Material Adverse Effect or materially adversely affect the collectability of the Receivables.

            (iii) Those consolidated accounts comply:

                  (A) with current accounting practices, except to the extent disclosed in them; and

                  (B)   with all applicable laws.

            (iv) All material Financial Indebtedness and other material contingent liabilities are disclosed in those accounts.

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      (g)   (NO LITIGATION) Other than as disclosed in writing to the Agent prior to the date of this agreement, no litigation, arbitration, Tax claim, dispute or administrative or other proceeding is current or pending or, to its knowledge, threatened, which is reasonably likely to have a Material Adverse Effect.

      (h)   (NO DEFAULT)

            (i) It is not and none of the Approved Originators are in default under a document or agreement (including an Authorisation) binding on it or its assets which relates to Financial Indebtedness and which may have a Material Adverse Effect.

            (ii) Nothing has occurred which constitutes an Early Amortisation Event, cancellation event, prepayment event or similar event (whatever called) under any Future Agreement or any other material agreements, whether immediately or after notice or lapse of time or both where in any such case the default would have a Material Adverse Effect.

      (i) (AUTHORISATIONS) Each Authorisation which is required in relation to:

            (i) the execution, delivery and performance by it of Transaction Documents to which it is expressed to be a party and the transactions contemplated by those documents;

            (ii) the validity and enforceability of Transaction Documents to which it is expressed to be a party;

            (iii) the perfection of the interest of the Company in the Purchased
                  Receivables (not including such Authorisations, (if any) pertaining solely to acts of the Company);

            (iv) its business as now conducted or contemplated in the Subscription Agreement,

            has been obtained or effected. Each is in full force and effect. It has complied with each of them. It has paid all applicable fees for each of them.

      (j) (FILINGS) It has filed all necessary returns and holds all appropriate licences and possesses the necessary skill, judgement and ability to carry out its obligations under the Transaction Documents.

      (k) (NO MISREPRESENTATION) All information provided by it to the Company and the Agent is true in all material respects at the date of this agreement or, if later, when provided. Neither that information nor its conduct and the conduct of anyone on its behalf in relation to the transactions contemplated by Transaction Documents, was or is misleading , by omission or otherwise, in any material respect.

      (l) (AGREEMENTS DISCLOSED) Each document or agreement which has the effect of varying a Transaction Document has been disclosed to the Agent in writing.

      (m) (COPIES OF DOCUMENTS) All copies of documents (including its latest audited accounts and all Authorisations) given by it or on its behalf to the Company and the Agent are true and complete copies.

      (n) (LAW) It and each of the Approved Originators has complied with all laws binding on it where breach may have a Material Adverse Effect.

      (o) (TRUST) It does not hold any Receivables or enter into any Transaction Document as the trustee of any trust other than under a Future Agreement.

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      (p)   (SOLVENCY) It, and each Approved Originator, is solvent and able to pay its indebtedness as it falls due. No proceedings are contemplated by it, or to the best of its knowledge threatened by others with respect to it, for the commencement of liquidation proceedings or for the appointment of a receiver.

      (q) (TAXES) It, and each Approved Originator, has filed all Tax returns which it is (or has been) required to file and has paid all Taxes as shown on such returns and on all assessments received by it to the extent that such Taxes have become due, but:

            (i) it, or the relevant Approved Originator, need not pay Taxes for which it has set aside sufficient reserves and which are being contested in good faith, except where failure to pay those Taxes may have a Material Adverse Effect; and

            (ii) it, or the relevant Approved Originator, will pay contested Taxes which it is liable to pay on the final determination or settlement of the contest.

      (r) (VALID SALE) It intends that each Purchase will constitute a valid sale, by way of equitable assignment of the Purchased Receivables to the Company, enforceable against creditors of, and purchasers from the Seller (subject to the rule in DEARLE V HALL and subject to the rights of any creditor of a NZ Approved Originator or the Seller to the extent of each relevant Supplier's Security Interest approved by the Agent (if any)).

      (s) (QUALITY OF TITLE) Each Receivable offered for sale to the Company is beneficially owned by the Seller free and clear of any Security Interest (other than any Security Interest arising solely as the result of any action taken by the Company or by the Agent including, for the avoidance of doubt, a Permitted Security Interest or a Supplier's Security Interest approved by the Agent).

      (t) (ACCURATE REPORTS) To the best of its knowledge and belief (after reasonable investigation) no Determination Date Statement (if prepared by the Seller, or to the extent information contained in that Determination Date Statement was supplied by the Seller), information, exhibit, financial statement, document, book, record or report furnished or to be furnished by the Seller or the Servicer to the Agent or the Company in connection with a Transaction Document is inaccurate in any material respect as of the date it is dated or (except as otherwise disclosed to the Agent or the Company, as the case may be, at that time) as of the date so furnished, or contains any material misstatement of fact or omission or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

      (u) (RECEIVABLES) Every Receivable has been, or will be, offered for sale to the Company.

      (v) (SERVICING PROGRAMS) Any and all programs used by the Seller, or any agent or subcontractor of the Seller, in the servicing of the Purchased Receivables are owned leased or licensed by it, or, as the case may be, by the relevant agent or subcontractor.

      (w) (NO SECURITY INTERESTS) The Seller, or the relevant Approved Originator, created or acquired title to the Receivables in good faith, without notice of any adverse claim other than any relevant Supplier's Security Interest notified by the Servicer to the Agent.

      (x) (NO FRAUDULENT CONVEYANCE) To the best of its knowledge, no circumstances exist by reason of which any transfer of any Purchased Receivables from the Approved Originators to the Seller or from the Seller to the Company would be held by a court of competent

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            jurisdiction to constitute under value transfers or otherwise as preferential, fraudulent or uncommercial transactions.

      (y) (NOT ASSETS OF THE SELLER) It intends that no Purchased Receivable will be considered by it to be an asset beneficially owned by the Seller or an Approved Originator in the event of any receivership or liquidation proceedings against it under applicable law.

      (z) (ENTIRE DOCUMENTS) Each Contract contains all of the terms of the arrangements between the Seller, or the relevant Approved Originator, and the Obligor in respect of matters covered by those documents and there are no other documents or agreements which have the effect of varying or discharging any of those documents. Those documents constitute all the documents necessary to enforce the provisions of the Contract.

      (aa) (CREDIT AND COLLECTION POLICY) It or the relevant Approved Originator has complied with and will comply in all material respects with the Credit and Collection Policy in respect of Purchased Receivables and Purchased Receivables.

      (bb)  (APPROVED ORIGINATOR) Each Approved Originator:

            (i) is a Related Corporation, of the Seller, who originates the invoices in its ordinary course of business;

            (ii) has offered for sale its beneficial interest in all Receivables it has originated to the Seller for the purposes of the offer that may be made by the a Seller under a Sale Notice; and

            (iii) has provided the Agent with a power of attorney to effect the legal sale of the Receivables in a form consistent with clause 12.

      (cc) (KNOWLEDGE) It is not aware of any facts which may have a Material Adverse Effect on its ability to perform its obligations under the Transaction Documents.

      (dd) (CHANGE IN COLLECTION ACCOUNT) It will notify the Agent of any proposed change in a Collection Account and request the Agent to approve any such proposed change.

      (ee) (NON RECEIVABLES BANK ACCOUNT) All collections or proceeds not relating to the Receivables have been deposited in a Non-Receivables Bank Account.

7.2   GENERAL REPRESENTATIONS AND WARRANTIES

      The Seller represents and warrants in relation to the NZ Receivables that the Credit and Collection Policy of the NZ Approved Originator, together with the Contract, contains all the contractual arrangements between the NZ Approved Originator and the relevant Obligor concerning the goods sold in accordance with the Credit and Collection Policy and the subject of the relevant Contract between the NZ Approved Originator and the relevant Obligor.

7.3   RELIANCE ON REPRESENTATIONS AND WARRANTIES

      Each of the Seller and the Servicer acknowledges that the Company has entered into this agreement, and may accept an offer in any Sale Notice in accordance with clause 2.1 and, if an offer is accepted, will make each Instalment and Further Instalment in reliance on the representations and warranties in clauses 7.1, 7.2 and 7.3.

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8.    UNDERTAKINGS

8.1   GENERAL UNDERTAKINGS

      Each of the Seller and the Servicer undertakes to each Indemnified Party as follows unless the Agent otherwise consents.

      (a) (CORPORATE REPORTING AND INFORMATION) It will provide the Agent with a copy for the Company:

            (i) (ANNUAL ACCOUNTS) as soon as practicable (but within 120 days) after the close of each of its financial years copies of its consolidated accounts in respect of that financial year;

            (ii) (QUARTERLY REPORTS) as soon as practicable (but within 30 days) after each quarter of its financial year, copies of its consolidated Accounts in respect of that quarter showing both actual and budgeted figures for that quarter and for the financial year to date.

            (iii) (MONTHLY DETERMINATION DATE STATEMENT REPORTING) a monthly
                  Determination Date Statement for the preceding month and an Accounts Receivable Trial Balance for the preceding month on a date in each month agreed between the Seller and the Company;

            (iv) (DOCUMENTS ISSUED TO SHAREHOLDERS) promptly, all material documents provided by it to a stock exchange or holders of Marketable Securities issued by it;

            (v) (GOVERNMENTAL AGENCY) promptly, any notice, order or material correspondence from or with a Governmental Agency relating to the Purchased Receivables which may have a Material Adverse Effect;

            (vi) (SECURITY INTERESTS) promptly, notice in reasonable detail of any Security Interest (other than a Permitted Security Interest) asserted against any of the Purchased Receivables;

            (vii) (LITIGATION) promptly, written particulars of any litigation, arbitration, tax claim, dispute or administrative or other proceeding in relation to it or the Approved Originators involving a claim exceeding A$2,000,000 or its equivalent other than a claim for worker's compensation and claims the Agent has already been notified of in writing referencing this paragraph;

            (viii) (OTHER INFORMATION) promptly, from time to time, such other information, documents, records or reports relating to the Purchased Receivables or the conditions or operations, financial or otherwise, of the Seller as the Agent may from time to time reasonably request in order to protect the interests of the Company and the Agent under any Transaction Document.

      (b) (TRANSACTION DOCUMENTS) promptly, details of any material variation of Transaction Documents or of any actual or termination of a Transaction Documents;

      (c) (ACCOUNTING PRINCIPLES) It will ensure that each balance sheet and account provided under paragraph (a):

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            (i)   complies with current accounting principles applied in the applicable jurisdictions except to the extent disclosed in them and with all applicable laws; and

            (ii) gives a true and fair view of the matters with which they deal;

      (d) (AUTHORISATIONS) It will ensure that each Authorisation required for:

            (i) the execution, delivery and performance by it of the Transaction Documents to which it is expressed to be a party and the transactions contemplated by those documents;

            (ii)  the validity and enforceability of those documents; and

            (iii) the carrying on by it and each of the Approved Originators of a material part of the business as now conducted or contemplated,

            is obtained and promptly renewed and maintained in full force and effect where failure to do so may have a Material Adverse Effect. It will pay all applicable fees for them. It will provide copies of the Authorisations referable to sub-paragraphs (i) and (ii) promptly to the Agent when they are obtained or renewed and in the case of Authorisation referable to sub-paragraph (iii) after request from the Agent promptly when they are obtained or renewed;

      (e) (CHANGE OF CONTROL) it will notify the Agent if there is an acquisition by a person or any of its Associates of more than 19.9% of the ordinary shares of the Seller or a Related Corporation such that the aggregate beneficial shareholding in Tech Pacific Holdings Pty Limited of that person and any of its Associates exceeds 19.9%;

      (f) (NOTICE TO AGENT) It will notify the Agent as soon as it becomes aware of:

            (i) any Early Amortisation Event or Potential Early Amortisation Event or an Event of Review;

            (ii) any proposal by a Governmental Agency to acquire compulsorily the whole or substantial part of its or any of the Approved Originator's assets or business which may have a Material Adverse Effect;

            (iii) any substantial dispute between it or any of the Approved
                  Originators and a Governmental Agency which may have a Material Adverse Effect;

            (iv) any change in its Authorised Officers, giving specimen signatures of any new Authorised Officer appointed, and, where reasonably requested by the Agent, evidence satisfactory to the Agent of the authority of any Authorised Officer; and

            (v) any impending change in the regulation of the business of the Seller by any Governmental Agency of which it is aware and where that change might reasonably be expected to have a Material Adverse Effect or may impair the ability of the Seller, the Servicer or the Company to recover any amount under a Purchased Receivable.

      (g) (DISPOSAL OF ASSETS) It will not sell or otherwise dispose of, part with possession of, or create an interest in:

            (i)   any Purchased Receivable or related Contract;

            (ii) any Collection Account to which any Collections of any Purchased Receivables are deposited; or

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            (iii) either:

                  (A)   all of its assets; or

                  (B) a part of its assets, where to do so might have a Material Adverse Effect,

            or agree or attempt to do so (whether in one or more related or unrelated transactions) except as contemplated by this agreement or any Future Agreement.

      (h) (NEGATIVE PLEDGE) It will not create or allow to exist a Security Interest over any Purchased Receivable other than a Permitted Security Interest or Supplier's Security Interest approved by the Agent or lien arising by operation of law in the ordinary course of day-to-day trading and not securing Financial Indebtedness where it duly pays the indebtedness secured by that lien other than indebtedness contested in good faith for a period not exceeding 30 days.

      (i) (CORPORATE EXISTENCE) It will do everything necessary to maintain its corporate existence in good standing. It will not transfer its jurisdiction of incorporation or enter any merger or consolidation.

      (j) (COMPLIANCE WITH LAW) It will comply fully with all laws binding on it where failure to do so may have a Material Adverse Effect.

      (k) (PARTNERSHIP AND JOINT VENTURES) It will not enter into a partnership or joint venture with another person.

      (l)   (PAY TAXES) It will pay all Taxes payable by it when due, but:

            (i) it need not pay Taxes for which it has sufficient resources to pay and which are being contested in good faith, except where failure to pay those Taxes may have a Material Adverse Effect; and

            (ii) to the extent liable, it will pay those Taxes on the final determination or settlement of the contest.

      (m)   (COMPLIANCE AND ENFORCEMENT OF TRANSACTION DOCUMENTS) It will:

            (i)   comply fully with its obligations under the Transaction
                  Documents;

            (ii) enforce each Transaction Document to which it is a party and exercise its rights, authorities and discretions under those documents prudently and vigorously in order to avoid a Material Adverse Effect; and

            (iii) use its best endeavours to keep Transaction Documents valid and enforceable,

            where a failure to take such action would be likely to have a Material Adverse Effect.

      (n) (VARIATION OF TRANSACTION DOCUMENTS) It will not do any thing which has the effect of:

            (i) amending or varying, or consenting to any amendment or variation of;

            (ii) avoiding, releasing, surrendering, terminating, rescinding, discharging (other than by performance) or accept the repudiation of;

            (iii) expressly or implicitly waiving, or extending or granting any time or indulgence in respect of, any provision of or obligation under; or

            (iv) do or permit anything which would enable or give grounds to another party to do anything referred to in sub-paragraphs
                  (i), (ii) or (iii) in relation to,

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            a Transaction Document where such action would be likely to have a
            Material Adverse Effect.

      (o) (COMMERCIAL DEALINGS) It will not deal in any way with any person except at arm's length in the ordinary course of business for valuable commercial consideration provided that, to the extent this undertaking relates to the conduct of its Subsidiary (which is not itself an Approved Originator), it shall only apply to material dealings of that Subsidiary.

      (p)   (CHANGE OF BUSINESS OR CREDIT AND COLLECTION POLICY)

            (i) It will not cease or materially change its business carried on in connection with any Purchased Receivable without the consent of the Agent (which must not be unreasonably withheld or delayed).

            (ii) It will not make any change and will ensure that no Approved Originator makes any change to the Credit and Collection Policy, or its policy in respect of writing off amounts owing under Receivables, that would impact recoverability or affect the collectability of the Receivables (other than any change reasonably required in the ordinary course of business) without the consent of the Agent (which must not be unreasonably withheld or delayed).

            (iii) It will not take action whether by acquisition or otherwise which alone or in aggregate would materially alter the nature of its business taken as a whole that would impact recoverability or affect the collectability of the Receivables without the consent of the Agent (which must not be unreasonably withheld or delayed).

            (iv) It will not dissolve, liquidate, consolidate with or merge with, or otherwise acquire all or any substantial portion of the ownership interest, assets, or properties of any corporation, partnership, limited liability company or other entity if to do so might have a Material Adverse Effect.

      (q) (TAKE PROCEEDINGS) It will take or defend all legal proceedings which are necessary or which the Company reasonably requires to protect or recover any right, title or interest in, to, under or derived from the Purchased Receivables.

      (r) (NOTHING PREJUDICIAL) It will not do or omit to do anything which might render the rights of the Company in the Purchased Receivables liable to forfeiture, cancellation, avoidance or loss or might otherwise prejudicially affect the rights of the Company in the Purchased Receivables or the value of the Purchased Receivables.

      (s) (NOTICES) It will promptly deliver to the Company copies of all notices and other documents received by it in its capacity as a party to the Purchased Receivables or relating in any way to the Purchased Receivables which materially affect the collectability of any of the Purchased Receivables.

      (t)   (RECORDS) It will, at its own cost and expense retain:

            (i) the ledger and documentation relating to it as a master record of the Purchased Receivables; and

            (ii) copies of all documents relating to each Purchased Receivable as custodian for the Company.

      (u)   (AMENDING RECEIVABLES)

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            (i)   It will not:

                  (A)   release, discharge, rescind or cancel;

                  (B)   grant any waiver or modify;

                  (C)   extend any term or provision of,

                  any Purchased Receivable or any Contract without the prior written consent of the Agent (which must not be unreasonably withheld or delayed), except in the ordinary course of business and consistent with the provisions of the Credit and Collection Policy.

            (ii) It will not consent to the creation of any Security Interest over any Receivable without the prior written consent of the Agent other than a Permitted Security Interest.

            (iii) It will not amend any Insurance Policy other than as required in the ordinary course of business and consistent with the provisions of the Credit and Collection Policy and ensure any Insurance Policy remains in full force and effect with an Eligible Insurer and renewed, if necessary, on such terms as are required in the ordinary course of business and consistent with the provisions of the Credit and Collection Policy.

      (v) (ADMINISTRATIVE PROCEDURES) In the case of the Servicer only, it will maintain administrative and operating procedures (including an ability to recreate records evidencing the Purchased Receivables in the event of the destruction of the originals) and keep and maintain all documents, books, records and other information reasonably necessary or customary for the collection of all Purchased Receivables (including records adequate to permit the daily identification of each new Purchased Receivable and all Collections of and adjustments to each existing Purchased Receivable).

      (w) (INSPECTION) At any other time and from time to time during regular business hours, it will permit the Agent, or its agents or representatives, upon two Business Day's notice:

            (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller relating to the Purchased Receivables including, without limitation, the related Contracts and other agreements; and

            (ii) to visit the offices and properties of the Seller for the purpose of examining such materials described in paragraph (i) above, and to discuss matters relating to the Purchased Receivables or the Seller's or the Servicer's performance under each Future Agreement with any of the officers or employees of the Seller or the Servicer having knowledge of such matters.

      (x) (PERFORMANCE AND COMPLIANCE WITH RECEIVABLES AND CONTRACTS) At its expense, it will timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under or in connection with the Purchased Receivables and the related Contracts and other agreements related to such Purchased Receivables and shall comply in all material respects with all of the provisions of the Credit and Collection Policy.

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      (y)   (COLLECTIONS)

            (i) It will instruct all Obligors to cause all Collections of Purchased Receivables to be deposited directly into the relevant Collection Account.

            (ii) To the extent that the Seller or Servicer receives any Collections it shall deposit them in the relevant Collection Account within 1 Business Day of receipt.

            It shall ensure that its records and accounts are such that it will always be possible to determine what Collections it has received, and subject to clause 3.1(c), it shall hold the Collections to which the Company is or may become entitled on behalf of and for the account of the Company.

      (z) (CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS) It will not make any change in its instructions to Obligors regarding payments to be made to the account referred to in paragraph (y), unless the Agent has approved such change.

      (aa)  (AUDITS)

            (i) On 14 days written notice from the Agent, it shall permit the Company and the Agent and their respective officers and agents at the Company's expense to audit its records and systems in such reasonable detail that the Company and the Agent may establish whether or not the Seller is complying with its obligations under any Transaction Document.

            (ii) It will deliver (at the Seller's cost) to the Company not later than 120 days after the Seller's financial end of year in each year a certificate from the Seller's auditor, stating, without material qualification that:

                  (A) the Seller's systems and operating procedures are adequate to enable it to comply with its obligations under the Transaction Documents; and

                  (B) the Seller has complied with its obligations under the Transaction Documents.

      (bb) (CHANGE NAME) It will not, and neither will it permit any Approved Originator to:

            (i) change its name without first notifying the Company of the new name not less than 21 days before the change takes effect; or

            (ii) relocate its principal place of business outside Australia or New Zealand (as the case may be) or change its place of incorporation.

      (cc) (NZ RECEIVABLES) The aggregate Outstanding Balance of all NZ Receivables owned at any time by the Company will be less than NZ$70,000,000.

8.2   UNDERTAKING BY THE AGENT

      The Agent undertakes to the Seller that if there is any drawing of the underwriting facility that supports the Commercial Paper Notes, it will direct the Company to make a drawing on the Liquidity Facility Agreement on the next Business Day, and for so long as Westpac is the Liquidity Participant under the Liquidity Facility Agreement, it shall fund each such drawing.

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9.    ADMINISTRATION, SERVICING, COLLECTION AND BACK-UP SERVICING

9.1   APPOINTMENT

      (a) Subject to clause 9.3, each of the Seller, the Company and the Agent appoints the Servicer as its agent to enforce its rights and interests in and under the Purchased Receivables and the Contracts with all powers expressly delegated to it by this agreement together with all other powers reasonably incidental to those powers.

      (b) The Servicer may subcontract with any other person for servicing, administering or collecting the Purchased Receivables, provided that in the case where such subcontracting may materially effect the collectability of any Purchased Receivable the Servicer shall first obtain the prior consent of the Agent which shall not to be unreasonably withheld or delayed. The Servicer shall remain liable for the performance of those duties and obligations.

      (c) The Servicer's appointment under this agreement will terminate on the date after the Commitment Termination Date when the Company's Investment is zero and all other amounts owed by the Seller to the Agent and the Company under the Transaction Documents have been fully and finally paid and all amounts payable to the Seller under clause 2.1(j) have been fully and finally paid or when the Servicer is replaced under Clause 9.3.

9.2   DUTIES OF THE SERVICER

      (a) (COLLECTION OF RECEIVABLES) The Servicer shall take or cause to be taken all such actions to collect each Purchased Receivable from time to time in accordance with the Credit and Collection Policy, applicable laws, rules and regulations and otherwise, with reasonable care and diligence exercising the same standard of care that a prudent company carrying on a similar business as the Servicer would adopt.

      (b) (DEPOSIT COLLECTIONS) If an Early Amortisation Event is subsisting and if requested by the Company the Servicer shall on each day Collections are made or deemed to be made ensure that these are paid into a bank account specified by the Company from time to time.

      (c) (HOLD COLLECTIONS) The Servicer shall hold all Collections to which the Company is or may become entitled which are unbanked cheques for the benefit of the Company, and for the Company's account.

      (d) (SERVICER'S RECORDS) The Servicer shall ensure its records and accounts are such that it will always be able to determine what Collections it has received and in respect of which Purchased Receivables.

      (e) (DOCUMENTS AND RECORDS) If the Servicer is the Seller or an Associate of the Seller, the Company authorises the Servicer to, without limiting its obligations under this clause 9.2(e) to the Company, use and make copies of all such documents, computer tapes, disks and Related Agreements in the ordinary course of the Servicer's and its Associate's businesses and for all other purposes necessary for or ancillary to the performance of its obligations under this agreement. This clause 9.2(e) survives termination of this agreement.

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9.3   REPLACEMENT OF THE SERVICER

      (a) If a Servicer Transfer Event is subsisting, the Agent may remove the Servicer from office by giving the Servicer a Successor Notice.

      (b) Upon removal of a Servicer the Agent has the right to appoint a successor Servicer who accepts the appointment.

      (c) Subject to the appointment of a successor Servicer acceptable to the Agent (acting reasonably) the Servicer may resign at any time by giving not less than 1 month's notice to the Agent.

      (d) On its appointment the successor Servicer will have all the rights, powers and obligations under this agreement of the retiring Servicer. The retiring Servicer will be discharged from its rights, powers and obligations under this agreement.

      (e) The retiring Servicer shall execute and deliver all documents and agreements which the Agent reasonably believes are necessary or desirable to effect the appointment of the successor.

9.4   REMUNERATION OF SUCCESSOR SERVICER

      The Seller agrees to pay or reimburse the Company for all its reasonable costs and expenses incurred in connection with the performance of the Servicer's duties by a successor Servicer as specified in any Transaction Document, including, at any time, an amount equal to the Servicer Fee at that time less the Servicer Amount at that time (if positive).

9.5   RIGHTS OF THE AGENT

      (a) (NOTICE TO OBLIGORS) If a Servicer Transfer Event is subsisting the Agent may notify any Obligor of a Purchased Receivable of the Company's ownership of the Purchased Receivables.

      (b) (COLLECTION ACCOUNTS) If an Early Amortisation Event is subsisting, the Agent shall notify the Seller and the Servicer to take the action required under clause 8.1(y).

      (c) (RIGHTS ON SERVICER TRANSFER EVENT) At any time following the appointment of a Servicer other than the Seller pursuant to clause 9.3:

            (i) the Agent may direct the Obligors of Purchased Receivables, or any of them, to pay all amounts payable under any Purchased Receivable directly to the Agent or its designee;

            (ii) the Seller shall, at the Agent's request and at the Seller's expense, give notice of the Company's ownership of the Purchased Receivables to each Obligor and direct that payments be made directly to the Agent or its designee;

            (iii) each of the Seller and the outgoing Servicer shall, at the
                  Agent's request:


                  (A) assemble all Contracts and copies of the other documents, instruments and other records (including computer programs, tapes and disks) held by the Seller or the Servicer (as the case may be) which evidence the Purchased Receivables, or which are otherwise necessary or desirable to collect such Purchased Receivables, and shall make the same available to

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                        the Agent at a place selected by the Agent or its
                        designee (not being a place where, in consequence of the presence in that place of any such document, instrument or record, the Seller would have any increased liability to Taxes, significant fees, costs, charges, expenses or other outgoings beyond the liability it would have had if it had retained such document, instrument or record in the jurisdiction in which it was previously held); and

                  (B) segregate all cash, cheques and other instruments received by it from time to time constituting Collections of Purchased Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, cheques and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee; and

            (iv) each of the Seller and the Company authorises the Agent to take any and all steps in the Seller's name and on behalf of the Seller and the Company which are necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Purchased Receivables, including, without limitation, endorsing the Seller's name on cheques and other instruments representing Collections and enforcing such Purchased Receivables and the related Contract.

9.6   RESPONSIBILITIES OF THE SELLER

      The following provisions apply despite any other term of any Transaction
      Document:

      (a) The Seller shall perform all of its obligations under the Contracts related to the Purchased Receivables and other agreements to the same extent as if the Purchased Receivables had not been sold and the exercise by the Agent of its rights shall not relieve the Seller from such obligations.

      (b) Neither the Agent nor the Company shall have any obligation or liability with respect to any Purchased Receivables, Contracts related to those Purchased Receivables or other agreements, nor shall any of them be obligated to perform any of the obligations of the Seller under those agreements.

      (c) Where an Early Amortisation Event is subsisting, the Seller for valuable consideration grants to the Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest (being the absolute beneficial ownership of the Purchased Receivable and Related Agreements that the Company will acquire upon its acceptance of the relevant Sale Notices, which interest the Servicer services on behalf of the Company), to take in the name of the Seller all steps which are necessary or advisable to endorse or negotiate or otherwise realise any right of any kind held or transmitted by the Seller or transmitted or received by the Company (whether or not from the Seller) that relates directly to any Purchased Receivable.

9.7   FURTHER ACTION EVIDENCING PURCHASE

      The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Agent may reasonably request in order to perfect, protect or more fully evidence the Purchase under a Future Agreement, or to

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      enable the Company or the Agent to exercise or enforce any of their respective rights under a Future Agreement. Without limitation, the Seller will upon the request of the Agent execute such instruments or notices, as may be necessary or appropriate to indicate the Company's title in the Purchased Receivables. This clause does not require the Seller to:

      (a) give notice to the Obligor requiring the payment of Purchased Receivables to the Company;

      (b) give notice of any assignment to Obligors unless an Early Amortisation Event is subsisting; or

      (c)   execute any stampable instrument.

9.8   APPLICATION OF COLLECTIONS

      (a) Any payment by an Obligor in respect of any indebtedness owed by it to the Seller or any Approved Originator in relation to a Contract (other than, in respect of any Contract referable to any NZ Receivable, any payment of interest, finance or late payment charges payable by the relevant Obligor in respect of that NZ Receivable) shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless the Agent instructs otherwise, be applied as a Collection of any Purchased Receivable of such Obligor to the extent of any amounts then due and payable under such Purchased Receivable before such payment is applied to any other indebtedness of such Obligor.

      (b) The Seller's obligation under clause 9.8(a) is purely personal, and does not create any Security Interest.

9.9   STAND-BY SERVICER

      (a) If the Company becomes entitled to replace or remove a Servicer as servicer then the Company may request the Back-Up Servicer to act as temporary stand-in servicer. If the Company makes a request of the Back-Up Servicer under this clause then the Company shall be deemed to have represented and warranted to the Back-Up Servicer that it is entitled to appoint the Back-Up Servicer as temporary stand-in servicer in accordance with that request.

      (b) The Back-Up Servicer must comply with any request made under clause 9.9(a), but only if the Back-Up Servicer is satisfied that:

            (i) it has been or will be provided with access to all the systems, data and documentation, and that the Back-Up Servicer believes necessary to perform its duties as temporary stand-in servicer; and

            (ii) it will be adequately indemnified for each liability, subject to clause 9.10, which it will or may incur as a result of complying with that request.

      (c) Each of the Seller, the Company and the Agent must use its reasonable endeavours to procure that the Back-Up Servicer is provided with the systems, data and documentation referred to above as soon as is practicable after a request is made.

      (d) If the Back-Up Servicer complies with a request made under clause 9.9(a) then it must act as temporary stand-in servicer until the appointment of a Successor Servicer.

      (e) Whilst the Back-Up Servicer acts a temporary stand-in servicer it must service the Purchased Receivables:

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            (i)   in accordance with the standards of an appropriately qualified and prudent servicer of receivables similar to those receivables which constitute the Purchased Receivables; and

            (ii) in a manner which is not materially adversely different from the manner in which the previous Servicer serviced the Purchased Receivables;

      (f) The Back-Up Servicer represents and warrants that it has the resources, expertise and experience necessary to do so.

      (g) The Back-Up Servicer may appoint a third party to undertake any of its functions or responsibilities.

9.10  INDEMNITIES BY THE COMPANY

      (a) The Company indemnifies the Back-Up Servicer against any liability which the Back-Up Servicer or any attorney, delegate or contractor appointed by it may incur or suffer as a result of or arising from performing its obligations under or in connection with this agreement or complying with a request under clause 9.9, except to the extent that any such liability is due to the negligence or misconduct of the Back-Up Servicer, or any of its attorney, delegate or contractor appointed by it.

      (b) The indemnity in clause 9.10(a) is a continuing indemnity and survives any termination of this agreement.

      (c) The Company is only required to indemnify the Back-Up Servicer when there are actual and quantifiable losses arising from such liability.

      (d) The Back-Up Servicer is not liable for, and the Company releases and holds the Back-Up Servicer harmless against:

            (i) any defect in the title of the Company to any Purchased Receivable;

            (ii) acting in accordance with any request, direction or instruction given by the Company;

            (iii) any Liability caused by the Back-Up Servicer's reliance on any data or document supplied to it by the Company;

            (iv) any inability to perform, or deficiency in performing the Back-Up Servicer's duties and obligations as temporary stand-in servicer caused or contributed to directly and indirectly by:

                  (A) the state of affairs of the previous Servicer, and its books and records; or

                  (B) the Back-Up Servicer being unable to obtain data, information and documents of the previous Servicer or the Trustee or obtain access to the data, systems, documentation or personnel which are reasonably necessary for the Back-Up Servicer to perform those duties and obligations; and

            (v) the Back-Up Servicer is, for any purpose and at any time, entitled to rely on, act upon, accept and regard as conclusive and sufficient (without being in any way bound to call for further evidence or information or being responsible for any loss

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                  that may be occasioned by such reliance, acceptance or regard)
                  any of the following:

                  (A)   any representation or warranty given by the Company; and

                  (B) any data, document, certificate or statements supplied by the Company or any officer, auditor or solicitor or either of them.

10. EARLY AMORTISATION EVENTS; SERVICER TRANSFER EVENTS; TERMINATION; EVENTS OF REVIEW

10.1  EARLY AMORTISATION EVENTS

      The occurrence and continuation of any one of the following events shall be an Early Amortisation Event (whether or not it is in the control of the Seller or the Servicer (if the Servicer is the Seller or an Associate of the Seller)) under each Transaction Document:

      (a) (PAYMENTS) the failure on the part of the Seller or the Servicer (if the Servicer is the Seller or an Associate of the Seller) to make any payments within 1 Business Day of becoming due under any Transaction Document, or 2 Business Days where the delay is the result of a failure by the banking system to remit funds within 1 Business Day;

      (b) (COVENANTS) the failure on the part of the Seller or the Servicer (if the Servicer is the Seller or an Associate of the Seller) to observe or perform any other term, undertaking, covenant, condition or agreement provided for in this agreement or any Transaction Document and the continuation of such failure for 14 Business Days after an officer of the Seller or the Servicer (as the case may be) who has a working knowledge of this agreement becomes aware of that failure;

      (c) (REPRESENTATIONS AND WARRANTIES) any representation or warranty made or deemed to be made by the Seller or the Servicer (if the Servicer is the Seller or an Associate of the Seller) under or in connection with any Transaction Document or other information, report or statement delivered under any Transaction Document is not true in any material respect when made or repeated, and if in reasonable opinion of the Agent that failure can be remedied, does not remedy the failure within 14 days or receiving notice from the Agent requiring remedy or the Seller or the Servicer (if the Servicer as the Seller or an Associate of the Seller) first becoming aware of the relevant circumstances (whichever is first);

      (d) (INSOLVENCY EVENT) the occurrence of an Insolvency Event with respect to the Seller or the Servicer (if the Servicer is the Seller or an Associate of the Seller);

      (e) (FINANCIAL INDEBTEDNESS) the Seller or the Servicer (if the Servicer is the Seller or an Associate of the Seller) fails to pay any Financial Indebtedness in excess of $500,000 or any interest or premium on or any instalment of such Financial Indebtedness, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Financial Indebtedness other than a failure to pay contested in good faith.

      (f) (MATERIAL ADVERSE EFFECT) any event or circumstance occurs which materially adversely effects:

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            (i)   the collectability of the Purchased Receivables;

            (ii) the ability of the Servicer to collect the Purchased Receivables or the Seller or the Servicer (if the Servicer is the Seller or Associate of the Seller) to perform its obligations under any Transaction Document; or

            (iii) the business, assets or financial condition of the Seller or the Servicer (if the Servicer is the Seller or an Associate of the Seller);

      (g) (CHANGE IN POLICY) a material change occurs to the Credit and Collection Policy (other than any change reasonably required in the ordinary course of business) without the prior consent of the Agent;

      (h) (REGULATORY REQUIREMENTS) the Seller or the Servicer (if the Servicer is the Seller or an Associate of the Seller) fails to observe or comply with any law or official directive or request (including one with respect to reserve, liquidity, capital adequacy, special deposit or similar requirements) where that failure might wholly or partially render illegal, prevent or restrict the performance or effectiveness of the Transaction Documents or where that failure might reasonably be expected to have a Material Adverse Effect and does not remedy that failure within 14 days of the Seller or the Servicer (as the case may be) becoming aware of that failure;

      (i) (DEALING IN SHARES) the Seller or the Servicer (if the Servicer is the Seller or an Associate of the Seller) deals with its share capital other than in accordance with its rules and the Corporations Act 2001;

      (j) (CHARGE-OFF RECEIVABLES) the Outstanding Balance of Purchased Receivables that are Charge-Off Receivables multiplied by the Purchased Interest at that time is at any time more than 50% of the Credit Reserve at that time; and

      (k)   (LIMIT) either:

            (i)   the Company Investment exceeds the Purchase Base; or

            (ii) the Net Pool Balance at any time is less than the sum of the Company's Investment and the Required Reserves (each as at that time).

      (l) (CROSS DEFAULT) an Event of Default (as that term is defined in the Subscription Agreement) is subsisting (and has not been waived) under the Subscription Agreement.

10.2  REMEDIES

      (a) (OPTIONAL LIQUIDATION) If an Early Amortisation Event has occurred, and is subsisting, the Agent shall, at the request, or may with the consent, of the Company, by notice to the Seller declare the Commitment Termination Date to have occurred.

      (b) (PERFECTION) If an Early Amortisation Event is subsisting, the Company may give notice of any Purchase of any Receivables under any Future Agreement to the relevant Obligors.

      (c) (ADDITIONAL REMEDIES) Upon any termination of the RPA Commitment under this clause 10.2, each party shall, in addition to all other rights and remedies under any Transaction Document or otherwise, have all other rights and remedies provided under applicable laws, which rights shall be cumulative. Without limitation, the occurrence of an Early Amortisation Event shall not deny to the Company any remedy in addition to termination of

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            the RPA Commitment to which the Company may be otherwise
            appropriately entitled, whether at law or in equity.

10.3  OTHER CONSEQUENCES

      (a) The Agent shall notify the Rating Agencies promptly when it becomes aware that an Early Amortisation Event has occurred.

      (b) Each of the Company and the Agent will be taken not to be aware of an Early Amortisation Event unless:

            (i) it receives notice in writing from another party stating that an Early Amortisation Event has occurred and describing it; or

            (ii) its officers who have responsibility for the transaction become actually aware of it.

      (c) If an Early Amortisation Event occurs the Company shall enter into a swap under the Swap Agreement.

10.4  EVENT OF REVIEW

      (a) At any time after an Event of Review, the Seller, Westpac and the Company will, acting reasonably, review this agreement and amend this agreement so that the terms and conditions are reflective of the terms and conditions applied by the market to entities of similar size, financial standing and performance, shareholding ownership and credit profile of the Seller.

      (b) If within 45 days of the date of notification an Event of Review, the Seller, the Company and Westpac cannot agree (acting in their absolute discretion) the terms and conditions to apply, Westpac may give notice to the Seller and this agreement will then terminate 120 days after the giving of the notice.

10.5  COLLECTION ACCOUNT LETTER

      In the event an Early Amortisation Event occurs and is subsisting with respect to the Seller or the Servicer, or such an event is likely to occur (in the sole opinion of the Agent), the Agent may forward any Collection Account Letter to the Collection Bank noted in the Collection Account Letter empowering the Agent to control payments from the Collection Account.

10.6  TRADE CREDIT INSURANCE POLICIES

      Once the RPA Commitment has been terminated, the Company's Investment is $0 and the Seller has paid all outstanding fees to the Company, the Agent shall co-operate with the Debenture Trustee (as defined in the Subscription Agreement) to novate the Company's future entitlements from the Insurance Policies to the Debenture Trustee.

11.   INDEMNIFICATION

11.1  GENERAL INDEMNITY

      Without limiting any other rights which any such person may have under any Transaction Document or under applicable law, the Seller agrees to indemnify each Indemnified Party, on demand, from

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      and against any and all Indemnified Amounts that each Indemnified Party may sustain or incur as a direct or indirect consequence of:

      (a) the breach of any representation or warranty made by the Seller or the Servicer (or any of their officers) under or in connection with any Transaction Document, any Determination Date Statement or any other information or report delivered by the Seller or the Servicer under any Transaction Document, which breach renders such representation or warranty false or incorrect in any material respect when made or deemed made;

      (b) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Purchased Receivable or the related Contract, or the non-conformity of any Purchased Receivable or the related Contract with any such applicable law, rule or regulation;

      (c) the failure by the Seller to vest and maintain vested in the Company the beneficial interest in respect of the Purchased Receivables, free and clear of any Security Interest, other than a Security Interest arising solely as a result of an act of the Company or the Agent (including, for the avoidance of doubt, a Permitted Security Interest), whether existing at the time of any Purchase or at any time after that;

      (d) any dispute, claim, offset (including the setting off of deposits against any amount owing and unpaid under any Obligor's Purchased Receivable) or defence of the Obligor to the payment of any Purchased Receivables (including a defence based on such Receivables or the related Contracts not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any exercise or enforcement by a supplier or any other person of a Supplier's Security Interest whether or not that Supplier's Security Interest is known to the Company or the Agent at any time, or other claim resulting from services related to such Receivable or the furnishing or failure to furnish such services;

      (e) any failure of Tech Pacific Holdings Pty Limited or its Associate acting in the capacity of the Seller or the Servicer or otherwise, to perform its duties or obligations in accordance with the provisions of clause 8 or 9; or

      (f) any cost attributable to goods and services or similar tax that an Indemnified Party may be required to pay in respect of any payment by that Indemnified Party under any Related Agreement, reduced by any Input Tax Credit or Reduced Input Tax Credit to which the Indemnified Party is entitled in respect of that payment, provided that the Seller does not indemnify an Indemnified Party from and against any Indemnified Amounts:

            (i) to the extent caused by the fraud, wilful default, negligence or breach of an obligation under a Transaction Document of that Indemnified Party except to the extent that any such breach was caused or contributed to by the Seller;

            (ii) in the case of a successor, transferee or participant of an original party to this agreement, to the extent that the Indemnified Amount exceeds the Indemnified Amount which would have been suffered or incurred by the original party to this agreement had there been no succession, transfer or participation;

            (iii) to the extent they relate to defaults by any Obligor under any
                  Receivable.

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12.   POWER OF ATTORNEY

12.1  SELLER APPOINTMENT

      (a) The Seller irrevocably appoints each Authorised Officer of the Company and the Agent severally its attorney to do anything which:

            (i) the Seller and, if the Seller is the Servicer, the Servicer is obliged, authorised or empowered to do under or in relation to any Transaction Document or any Contract (including enforcing any Purchased Receivable); or

            (ii) the Company is authorised or empowered to do under any Transaction Document, any Contract or any law but only at the times that the Company would have been able to do it.

      (b) An attorney may only act under this power if an Early Amortisation Event is subsisting.

      (c) Without limitation, the attorney may at any time delegate his powers (including delegation).

      (d) No attorney appointed under this agreement may act inconsistently with this agreement.

12.2 AUSTRALIAN APPROVED ORIGINATOR APPOINTMENTS

      (a) The Seller shall procure that each Australian Approved Originator irrevocably appoints each Authorised Officer of the Seller, the Company and the Agent severally its attorney to do anything which:

            (i) that Australian Approved Originator is obliged, authorised or empowered to do under or in relation to any Approved Originator Sale Notice relating to that Approved Originator, or any Contract (including enforcing any Purchased Receivable); or

            (ii) the Seller, the Company and the Agent are authorised or empowered to do under any Originator Sale Notice relating to that Approved Originator, any Contract or any law but only at the times that the Seller, the Company and the Agent would have been able to do it.

      (b) An attorney may only act under this power if an Early Amortisation Event is subsisting.

      (c) Without limitation, the attorney may at any time delegate his powers (including delegation), or appoint a sub-attorney.

      (d) No attorney appointed under this agreement may act inconsistently with this agreement.

12.3  NZ APPROVED ORIGINATOR APPOINTMENTS

      (a) The Seller shall procure that each NZ Approved Originator irrevocably appoints the Seller and each Authorised Officer of the Seller severally its attorney to do anything which:

            (i) that NZ Approved Originator is obliged, authorised or empowered to do under or in relation to any Approved Originator Sale Notice relating to that NZ Approved Originator, or any Contract (including enforcing any Purchased Receivable); or

            (ii) the Seller is authorised or empowered to do under any Originator Sale Notice relating to that Approved Originator, any Contract or any law but only at the times that the Seller would have been able to do it.

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      (b)   An attorney may only act under this power if an Early Amortisation
            Event is subsisting.

      (c) Without limitation, the attorney may at any time delegate his powers (including delegation), or appoint a sub-attorney.

      (d) No attorney appointed under this agreement may act inconsistently with this agreement.

      (e) The Seller irrevocably appoints each Authorised Officer of the Company and the Agent (each a Sub-Attorney) jointly and severally its sub-attorney to do anything which the Seller is obliged, authorised or empowered to do at any time under or in relation to any NZ Originator Power of Attorney.

      (f)   The Seller covenants that:

            (i) it will not exercise any NZ Originator Power of Attorney without the Company's and the Agent's consent;

            (ii) it will not revoke the sub-attorney granted under the clause 12.3(e); and

            (iii) it will ratify anything done by a Sub-Attorney under this agreement and any NZ Originator Power of Attorney.

13.   THE AGENT

13.1  AUTHORISATION AND ACTION

      The Company appoints the Agent to act as agent on its behalf with all powers expressly delegated to the Agent by the Transaction Document, together with such powers as are reasonably incidental to such powers and the Agent accepts that appointment.

13.2  AGENT'S RELIANCE ETC.

      Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or the Agent under or in connection with any Transaction Document (including the servicing, administering or collecting the Purchased Receivables as Servicer pursuant to clause 9), except for its or their own negligence or wilful default or fraud. Without limitation, the Agent:

      (a) may consult with lawyers (including lawyers for the Seller or the Servicer with the prior written consent from the Seller), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

      (b) makes no warranty or representation to the Company or any other holder of any interest in Purchased Receivables and shall not be responsible to the Company or any such other holder for any statements, warranties or representations made in or in connection with any Transaction Document;

      (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of the Seller or to inspect the property (including the books and records) of the Seller;

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      (d)   shall not be responsible to the Company or any other holder of any interest in Purchased Receivables for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document; and

      (e) shall incur no liability under or in respect of any Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

13.3  AGENT AND ASSOCIATES

      Westpac and any of its Associates may generally engage in any kind of business with the Seller or any Obligor, any of their respective Associates and any person who may do business with or own securities of the Seller or any Obligor or any of their respective Associates, all as if Westpac were not the Agent and without any duty to account therefor to the Company or any other holder of an interest in Purchased Receivables.

14.   ASSIGNMENT OF PURCHASED RECEIVABLES

14.1  RESTRICTIONS ON ASSIGNMENTS

      (a) (RESTRICTION) Neither the Seller nor the Company may assign its rights under any Transaction Document without the prior written consent of the Agent and the affirmation of the Rating Agencies.

      (b) (COMPANY) The Company may not assign any Purchased Receivable to any person without the prior written consent of the Seller, however:

            (i) the Company may assign, or grant a Security Interest in, any Purchased Receivable to Westpac after having given notice to the Seller; and

            (ii) the Company may assign or grant a Security Interest in any interest in, to and under any Purchased Receivable and any Transaction Document to the Security Agent, and any successor in such capacity to secure the Company's obligations under or in connection with any SPV Loan Agreement, the Liquidity Facility Agreement, the Enhancement Agreement and certain other obligations of the Company incurred in connection with the funding of the Company's Investment.

      (c) The Company agrees to advise the Agent within fifteen Business Days after notice to the Seller of any proposed assignment by the Company of any Purchased Receivable, not otherwise permitted under paragraph
            (b), of the Seller's consent or non-consent to such assignment. If the Seller does not consent to such assignment, the Company may immediately assign such Purchased Receivable to Westpac or any Associate of Westpac. All such assignments shall be upon such terms and conditions as the Company and the assignee may mutually agree except that Westpac or any Associate of Westpac may not further assign such Purchased Receivables.

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14.2  RIGHTS OF ASSIGNEE

      Upon assignment by the Company of any Purchased Receivable in accordance with this clause 14, the assignee receiving such assignment shall have all of the rights and, if applicable, the obligations of the Company under any Transaction Document with respect to that Purchased Receivable.

14.3  RIGHTS OF THE SECURITY AGENT

      The Seller agrees that, upon notice to the Seller, the Security Agent may exercise all the rights of the Agent then existing under any Transaction Document, with respect to any Purchased Receivable, and Collections with respect thereto, which are owned by the Company, and all other rights and interests of the Company in, to and under any Future Agreement.

15.   LIMITED RECOURSE

15.1  LIMIT AND RELEASE

      (a) (LIMIT) Notwithstanding any other provision of any Transaction Document the Company shall have no liability in respect of any amount due by it to the Seller under or in connection with any Transaction Document, except:

            (i) to the extent it (or some other person on its behalf) receives or recovers amounts due to it for payment to the Seller as a result of a drawing under a SPV Loan Agreement following the issuance of Commercial Paper Notes or drawings under the Liquidity Facility Agreement; or

            (ii) in the case of an amount payable to the Seller under clause 2.1(j), to the extent it is received or recovered in accordance with clause 4.1(b), and an amount received or recovered in accordance with clause 4.2.

      (b) (RELEASE) The Seller waives all claims (including without limitation in respect of misleading and deceptive conduct) it may have against the Company or any of its officers, employees or agents under or in connection with the Transaction Documents to the extent to which the Company is not liable under paragraph (a).

      (c) (ABSOLUTE RELEASE) Without limiting paragraph (b), with effect from the date 12 calendar months after the termination of the entire RPA Commitment, each party irrevocably releases each other party from all of its obligations (if any) (including, without limitation, any payment obligations) under any Future Agreement.

15.2  UNRESTRICTED REMEDIES

      Nothing in clause 15.1 limits the Seller in:

      (a) obtaining or taking any proceedings to obtain an injunction or other order to restrain any breach of any Transaction Document by any party; or

      (b) obtaining or taking any proceedings to obtain declaratory relief in relation to any provision of any Transaction Document in relation to any party.

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15.3  RESTRICTED REMEDIES

      Except as provided in clause 15.2, the Seller shall not, to the extent to which the Company is not liable under clause 15.1:

      (a) (JUDGMENT) apply or take any proceedings for the obtaining of a judgment for the payment of money or damages by the Company;

      (b) (WINDING UP) apply or take any proceedings for the winding up of the Company;

      (c) (EXECUTION) levy or enforce any distress or other execution to on or against any assets of the Company or take any proceedings for that purpose;

      (d) (COURT APPOINTED RECEIVER) apply to take any proceedings for the appointment of a receiver by a court to any of the assets of the Company; or

      (e) (SET-OFF OR COUNTERCLAIM) exercise or seek to exercise or take any proceedings for the exercising of any right of set-off or counterclaim against the Company,

      and the Seller waives its rights in respect of those applications and proceedings.

15.4  SURVIVAL

      This clause 15 survives termination or discharge of any Transaction Document.

16.   INTEREST ON OVERDUE AMOUNTS

16.1  ACCRUAL

      Interest accrues on each unpaid amount which is due and payable by the Seller or the Servicer under or in respect of any Transaction Document (including interest payable under this clause):

      (a) on a daily basis up to the date of actual payment from (and including) the due date or, in the case of an amount payable by way of reimbursement or indemnity, the date of disbursement or loss, if earlier;

      (b) both before and after judgment (as a separate and independent obligation); and

      (c)   at the Alternate Base Rate.

      This clause does not apply in relation to the extent that the Collections on any Remittance Date are not sufficient to pay the Carrying Costs and the Retention Amount on that Remittance Date.

16.2  PAYMENT

      The relevant Seller or the Servicer (as the case may be) shall pay interest accrued under this clause on demand and on the last Business Day of each calendar month.

17.   MISCELLANEOUS

17.1  NOTICES

      Unless otherwise provided in this agreement, all notices, requests, demands, consents, approvals, agreements or other communications to or by a party to this agreement:

      (a)   must be in writing;

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      (b)   must be signed by an Authorised Officer of the sender; and

      (c)   will be taken to be duly given or made:

            (i) (in the case of delivery in person or by post or facsimile transmission) when delivered, received or left at the address of the recipient shown in this agreement or to any other address which it may have notified the sender; or

            (ii) (in the case of a telex) on receipt by the sender of the answerback code of the recipient at the end of transmission,

            but if delivery or receipt is on a day on which business is not generally carried on in the place to which the communication is sent or is later than 4 pm (local time), it will be taken to have been duly given or made at the commencement of business on the next day on which business is generally carried on in that place.

17.2  SEVERABILITY CLAUSE

      Any provisions of any Transaction Document other than clause 15 (and similar provisions in the other Transaction Documents) which are prohibited or unenforceable in any jurisdiction is ineffective to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of that Transaction Document nor affect the validity or enforceability of that provision in any other jurisdiction.

17.3  AMENDMENTS

      This agreement and the rights and obligations of the parties under this agreement may only be changed by an instrument in writing signed by each party to this agreement if at least 15 days prior written notice is given to the Rating Agencies.

17.4  GOVERNING LAW AND JURISDICTION

      Each Transaction Document is governed by the laws of New South Wales. Each party submits to the non-exclusive jurisdiction of courts exercising jurisdiction there.

17.5  SURVIVAL OF REPRESENTATIONS AND INDEMNITIES

      (a) All representations and warranties in a Transaction Document survive the execution and delivery of the Transaction Documents.

      (b) Unless otherwise stated each indemnity reimbursement or similar obligation in any Transaction Document:

            (i)   is a continuing obligation;

            (ii)  is a separate and independent obligation;

            (iii) is payable on demand; and

            (iv) survives termination or discharge of this agreement and each Future Agreement.

17.6  NO BANKRUPTCY PETITION AGAINST THE COMPANY

      The Seller and the Agent covenant and agree that prior to the date which is one year and one day after the payment in full of all Commercial Paper Notes it will not institute against, or join any other person in instituting against, the Company any liquidation proceedings.

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17.7  SET-OFF

      (a) (SELLER) Subject to any mandatory laws to the contrary which cannot be contracted out of and except as permitted by clauses 2.1(j), 4.1(b)(iv), 4.2(a)(ii) and 4.8, the Seller irrevocably and unconditionally waives all right of set-off that it may have under contract, applicable law or otherwise with respect to any funds or monies of the Company at any time held by or in the possession of the Seller.

      (b) (AGENT) The Seller irrevocably authorises Westpac to apply following an Early Amortisation Event any credit balance in any of its accounts with any branch of such person towards satisfaction of any sum then due and payable by it to such person under and in relation to any Future Agreement.

      (c) (INDEMNITY) If, notwithstanding clause 17.7(a), for any reason the Seller exercises, or is entitled to exercise, a right of set-off with respect to any funds or monies of the Company, the Seller shall indemnify the Company on demand and shall pay the Company any moneys which it sets-off on demand.

17.8  COSTS AND EXPENSES

      (a) (COSTS AND EXPENSES) On demand the Seller shall reimburse the Company or the Agent for the reasonable expenses of the Company or the Agent (as applicable) in relation to:

            (i) the preparation, execution and completion of the Transaction Documents or any subsequent consent, approval, waiver or amendment (it being acknowledged that the parties have agreed in writing the expenses insofar as they relate to the preparation, execution and completion of the Transaction Documents); and

            (ii) any actual or contemplated enforcement of any Transaction Document, the actual or contemplated exercise, preservation or consideration of any rights (other than any right of assignment conferred by clause 14), powers or remedies under any Transaction Document or in relation to the Purchased Receivables; and

            (iii) any inquiry by a Governmental Agency concerning the Seller or the Servicer or a transaction or activity the subject of any Transaction Document,

            including expenses reasonably incurred in retaining consultants to evaluate matters of material concern to the Company or the Agent on a full indemnity basis (but excluding all expenses and costs incurred in connection with the time of its executives or in house lawyers or in connection with any tombstone advertisement referred to in clause 18.1(b)).

      (b)   (STAMP DUTY)

            (i) In addition, the Seller shall, subject to this clause 17.8(b), pay all stamp, transaction, registration and similar Taxes (including fines and penalties) which may be payable or determined to be payable in relation to the execution, delivery, performance or enforcement of any Transaction Document or any payment or receipt or any other transaction contemplated by any Transaction Document.

            (ii) Those Taxes include financial institutions duty, debits tax or other Taxes payable by return and Taxes passed on to the Company or the Agent by a bank or financial institution but, for the avoidance of doubt, do not include GST.

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            (iii) On demand the Seller shall indemnify the Company and the Agent against any liability resulting from delay or omission to pay those Taxes except to the extent the liability results from failure by the Company or the Agent to pay any Tax after having been put in funds to do so by the Seller.

            (iv) The Seller is not obliged to pay any stamp, transaction, registration or similar Taxes (including fines and penalties) which may be payable or determined to be payable in relation to any assignment by the Company pursuant to Clause 14 of this agreement.

17.9  WAIVERS; REMEDIES CUMULATIVE

      (a) No failure on the part of the Agent or the Company to exercise and no delay in exercising any right, power or remedy under any Transaction Document operates as a waiver. Nor does any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

      (b) The rights, powers and remedies provided to the Agent and the Company in the Transaction Documents are in addition to, and do not exclude or limit, any right, power or remedy provided by law.

18.   CONFIDENTIALITY

18.1  CONFIDENTIALITY

      (a) Each party to this agreement acknowledges that the Agent regards the structure of the transactions contemplated by the Transaction Documents to be proprietary, and each such party severally agrees that:

            (i) subject to paragraph(ii), it will not disclose without the prior consent of the Agent (other than to the directors, employees, auditors, counsel, affiliates or Related Corporations (collectively, REPRESENTATIVES) of such party, each of whom shall be informed by such party of the confidential nature of the Information and of the terms of this clause 18:

                  (A) any information regarding, or copies of, any Transaction Document or any transaction contemplated by any Transaction Document;

                  (B) any information regarding the organisation or business of the Company, Sydney Corp or Waratah Securities generally; or

                  (C) any information regarding Westpac which information is furnished by Westpac to such party and which is designated by Westpac to such party in writing or otherwise as confidential or not otherwise available to the general public,

                  (the information referred to in Clauses (A), (B) and (C) is collectively referred to as the INFORMATION); and

                  (ii)  such party may disclose any such Information:

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                        (A)   to any other party to this agreement for the
                              purposes contemplated by this agreement;

                        (B)   as may be required by any Governmental Agency;

                        (C) in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party (including, without limitation, any request or requirement of the Australian Stock Exchange); or

                        (D) subject to clause 18(c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose any such Information;

                        (E) to the extent it is publicly available or becomes publicly available other than as a result of breach of this clause 18.1;

                        (F) to any person in the course of an offer by any of such party's shareholders to sell their shares in such party, provided that such information is disclosed only after the person has executed and delivered to the Agent a written agreement to comply with, and be bound by, the provisions of this clause 18.1 as if it were a party to this agreement; or

                        (G) in or in connection with a prospectus or other document relating to an offer of shares in the capital or other securities of such party or any of its Related Corporation.

                  (iii) it will use the Information solely for the purposes of evaluating, administering and enforcing the transactions contemplated by Transaction Documents and making any necessary business judgments with respect thereto; and

                  (iv) it will, upon demand, return (and cause each of its representatives to return) to the Agent all documents or other written material received from the Agent in connection with (a)(i)(A) above and all copies thereof made by such party which contain the Information.

            (b) Notwithstanding any provision in this agreement to the contrary, the Seller and the Servicer agree that the Agent may refer to the Seller or Servicer's name in connection with the issuance of any tombstone advertisement that refers to the securitisation contemplated by this agreement.

            (c) This clause 18 shall be inoperative as to such portions of the Information which are or become generally available to the public or such party on a non-confidential basis from a source other than Westpac or were known to such party on a non-confidential basis prior to its disclosure by Westpac.

            (d) In the event that any party or anyone to whom such party or its representatives transmits the Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Information, such party will:

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            (i)   provide the Agent with prompt written notice so that the Agent may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this clause 18;

            (ii) unless the Agent waives compliance by such party with the provisions of this clause 18, make a timely objection to the request or confirmation to provide such Information on the basis that such Information is confidential and subject to the agreements contained in this clause 18, provided that such party is not required to make such an objection if:

                  (A)   the objection has no reasonable prospect of success; or

                  (B) that party is not indemnified to its satisfaction in respect of those costs by the Agent; and

            (iii) comply with any protective order or other appropriate remedy.

            In the event that such protective order or other remedy is not obtained, or the Agent waives compliance with the provisions of this clause 18, such party will furnish only that portion of the Information which is legally required to furnish and will exercise such party's best efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

      (e) This clause 18 shall survive termination of this agreement and the Transaction Documents.

18.2  COUNTERPARTS

      This agreement may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

19.   GST

19.1  INTERPRETATION

      Words or expressions used in this clause 19 which are not defined in clause 1.1 of this agreement have the same meaning as in the GST Legislation.

19.2  CONSIDERATION IS GST EXCLUSIVE

      Any consideration to be paid or provided to the Seller for a supply made by the Seller under or in connection with this agreement does not include an amount in respect of GST.

19.3  GROSS UP OF CONSIDERATION

      If GST is payable by the Seller (or, if the Seller is in a GST group, the representative member of that GST group) in respect of any taxable supply made by the Seller under or in connection with this agreement:

      (a) the consideration payable or to be provided for that taxable supply under this agreement but for the application of this clause is increased by, and the recipient of the supply ('RECIPIENT') must also pay to the Seller, an amount ('GST AMOUNT') equal to the GST payable in respect of that taxable supply, but only to the extent to which the Recipient (or, if the Recipient is in a GST group, the representative member of that GST Group) receives

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            an Input Tax Credit or Reduced Input Tax Credit in respect of the
            Recipient's acquisition of that taxable supply; and

      (b) the GST Amount must be paid to the Seller by the Recipient without set off, deduction or requirement for demand within 5 Business days following the date the Recipient receives the relevant GST refund or otherwise receives benefit of the Input Tax Credit or Reduced Input Tax Credit provided that the Seller has provided the Recipient with a valid tax invoice in respect of the relevant taxable supply.

19.4  REIMBURSEMENTS (NET DOWN)

      If a payment to a party under this agreement (except for any Instalment) is a reimbursement or indemnification, calculated by reference to a loss, cost or expense incurred by that party, then the payment will be reduced by the amount of any Input Tax Credit or Reduced Input Tax Credit to which that party (or, if that party is in a GST group, the representative member of that GST Group) is entitled for that loss, cost or expense.

20.   PRIVACY

      The Seller must, where reasonably practicable, make all disclosures the Company would be required to make under the Privacy Act 1988 in order to use the Personal Information to perform the Company's obligations under the Transaction Documents, the Receivables, the Contracts and the Related Agreements.

21.   CODE OF BANKING PRACTICE (2003)

      The Code of Banking Practice (2003) does not apply to this agreement or any banking service provided under it.

EXECUTED as an agreement

SELLER

SIGNED on behalf of TECH PACIFIC HOLDINGS PTY
LIMITED by its attorney                   in the presence of:

/s/ John Hambly                           /s/ Alex Lee
----------------------                    -----------------------
Signature                                 Signature

John Hambly, Partner                      Alex Lee, Witness
----------------------                    -----------------------
Print Name                                Print Name

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Receivables Purchase Agreement
__________________________                    __________________________________
Office held                                   Office held

COMPANY

SIGNED on behalf of WARATAH RECEIVABLES
CORPORATION PTY LIMITED by its attorney
                                              in the presence of:

/s/ Mark Wormell                              /s/ Alex Lee
--------------------------                    --------------------------
Signature                                     Signature

Mark Wormell, Partner                         Alex Lee, Witness
--------------------------                    --------------------------
Print Name                                    Print Name

AGENT & BACK-UP SERVICER

SIGNED on behalf of WESTPAC BANKING
CORPORATION by its attorney
                                              in the presence of:

/s/ Mark Wormell                              /s/ Alex Lee
--------------------------                    --------------------------
Signature                                     Signature

Mark Wormell, Partner                         Alex Lee, Witness
--------------------------                    --------------------------
Print Name                                    Print Name

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